EXHIBIT 4.3

PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

COOK INLET ENERGY, LLC

AND

PACIFIC ENERGY ALASKA OPERATING LLC

AND

PACIFIC ENERGY ALASKA HOLDINGS, LLC

Dated as of November 24, 2009

TABLE OF CONTENTS

Page

ARTICLE 1

DEFINITIONS

2

1.1

AAC

2

1.2

Abandoned Assets

2

1.3

Abandonment Obligations

2

1.4

Abandonment Order

2

1.5

Affected Employees

2

1.6

Affiliates

2

1.7

Agreement

2

1.8

Alaska Interest or Alaska Interests

2

1.9

Alaska Interests Closing

4

1.10

Alaska Interests Closing Date

4

1.11

Alaska Interests Deposit

4

1.12

Alaska Interests Purchase Price

4

1.13

Applicable Laws

4

1.14

Assignment and Bill of Sale

4

1.15

Associated Parties

4

1.16

Assumed Liabilities

5

1.17

Bankruptcy Case

5

1.18

Bankruptcy Claim

5

1.19

Bankruptcy Code

5

1.20

Bankruptcy Costs

6

1.21

Bankruptcy Court

6

1.22

Business Day

6

1.23

Buyer

6

1.24

CERCLA

6

1.25

CIPL

6

1.26

Claim or Claims

6

1.27

Confidentiality Agreement

6

1.28

Consents

6

1.29

Contracts

6

1.30

Credit Agreements

6

1.31

Cure Amounts

6

1.32

Deposit Agreement

6

1.33

DNR

6

1.34

Easements

7

1.35

Effective Time

7

1.36

Environmental Laws

7

1.37

Environmental Liabilities

7

1.38

Escopeta

7

1.39

Excluded Items

7

1.40

Excluded Liabilities

8

1.41

Execution Date

9

1.42

Fee Interests

9

1.43

Final Alaska Interests Purchase Price

9

1.44

Final Settlement Statement

9

1.45

Forest Indemnities

9

-i-

Page

1.46

GAAP

9

1.47

Gas

9

1.48

Governmental Bonds

9

1.49

Governmental Entity

9

1.50

Hiring Period

9

1.51

Imbalances

10

1.52

J. Aron

10

1.53

Lands

10

1.54

Leases

10

1.55

Liability or Liabilities

10

1.56

NORM

10

1.57

Oil

10

1.58

Organizational Documents

10

1.59

ORRI Hydrocarbons

10

1.60

Party or Parties

10

1.61

PEAH

10

1.62

PEAO

10

1.63

PEAO ORRI

10

1.64

PERL

11

1.65

PERL ORRI

11

1.66

Permits

11

1.67

Permitted Encumbrances

11

1.68

Person

11

1.69

Post-Closing ORRI

11

1.70

Preliminary Alaska Interests Purchase Price

11

1.71

Preliminary Settlement Statement

11

1.72

Production Taxes

11

1.73

Property or Properties

11

1.74

Property Conditions

11

1.75

Property Taxes

12

1.76

Prospective Employees

12

1.77

RCA

12

1.78

RDI Account

12

1.79

Records

12

1.80

Redoubt Interruption Claim

13

1.81

Rejected Contracts

13

1.82

Related Agreements

13

1.83

Remaining Employees

13

1.84

Royalty Interests

13

1.85

Sale Order

13

1.86

Seller or Sellers

13

1.87

Silver Point

13

1.88

Strict Liability

13

1.89

Successor Operator Approval

13

1.90

Tangible Assets

13

1.91

Third Party

13

1.92

Title Defect

13

-ii-

Page

1.93

Transaction Documents

14

1.94

Units

14

1.95

WARN Act

14

1.96

Well or Wells

14

ARTICLE 2

PURCHASE AND SALE

14

2.1

Interests

14

2.2

Assumption

14

ARTICLE 3

PURCHASE PRICE

14

3.1

Purchase Price

14

3.2

Increases in Alaska Interests Purchase Price

14

3.3

Decreases in Alaska Interests Purchase Price

15

ARTICLE 4

BUYER’S REVIEW

15

4.1

Buyer’s Review Before the Execution Date.

15

4.2

Abandonment Order

16

4.3

Environmental Review

16

4.4

Access to Assets and Properties

16

4.5

No Representation or Warranty of Accuracy; Disclaimer.

16

4.6

Acknowledgments of Buyer

17

4.7

Independent Evaluation

20

4.8

Buyer’s Confidentiality Obligations.

20

ARTICLE 5

DESCRIPTION AND OTHER ERRORS

21

ARTICLE 6

CERTAIN COVENANTS BETWEEN EXECUTION DATE AND CLOSING

21

6.2

Third Party Notifications and Regulatory Approvals for the Alaska Interests.

22

6.3

Payment of Deposit and Segregation of Alaska Interests Purchase Price.

23

6.4

Conduct of Business Pending the Alaska Interests Closing.

23

6.5

Sale Procedures

25

ARTICLE 7

ALASKA INTERESTS CLOSING

25

7.1

Alaska Interests Closing Date

25

7.2

Closing Obligations; Deliveries

25

7.3

Sellers’ Conditions

28

7.4

Buyer’s Conditions

30

ARTICLE 8

FINANCIAL ABILITY

31

ARTICLE 9

TERMINATION

31

9.1

Events of Termination

31

9.2

Effect of Termination.

31

-iii-

Page

ARTICLE 10

CERTAIN OBLIGATIONS AFTER ALASKA INTERESTS CLOSING

32

10.1

Filing and Recording

32

10.2

Copies

32

10.3

Further Assurances

32

10.4

Post-Closing Consents.

32

10.5

Buyer’s Compliance

33

10.6

Allocation of Proceeds, Costs and Expenses.

33

10.7

Plugging and Abandoning Wells and Platforms; Remediation; Security
for Buyer’s Obligations.

33

10.8

Preliminary Settlement Statement

34

10.9

Final Settlement Statement.

35

10.10

Post-Closing Revenues

35

10.11

Post-Closing Expenses

36

10.12

Audits

36

10.13

Reservation of Claims

36

10.14

Post-Closing Conveyance of Overriding Royalty Interests

36

ARTICLE 11

TAXES, COSTS, AND FEES

38

11.1

Property Taxes

38

11.2

Production Taxes

38

11.3

Other Taxes

38

ARTICLE 12

POST-CLOSING OPERATIONS

38

12.1

Operation

38

12.2

Removal of Signs

38

12.3

Risk of Loss

39

ARTICLE 13

EMPLOYEES AND PERSONNEL

39

13.1

Offers of Employment.

39

13.2

WARN Act Indemnification

40

13.3

General Employee Provisions.

40

ARTICLE 14

BUYER’S RELEASE, DISCHARGE, AND COVENANT NOT TO
SUE; BUYER’S OBLIGATIONS TO INDEMNIFY, DEFEND, AND
HOLD HARMLESS; DISPUTE RESOLUTION

40

14.1

Buyer’s Release and Discharge of Sellers and their Associated Parties

40

14.2

Buyer’s Covenant Not to Sue Sellers or their Associated Parties

41

14.3

Buyer’s Obligations to Indemnify, Defend, and Hold Sellers and their
Associated Parties Harmless

41

14.4

Buyer’s Obligations.

41

14.5

Buyer’s Duty to Defend

43

14.6

Dispute Resolution

43

14.7

Retroactive Effect

43

14.8

Inducement to Sellers

44

ARTICLE 15

ENVIRONMENTAL MATTERS

44

-iv-

Page

15.1

Buyer’s Acknowledgment Concerning Possible Contamination of the
Tangible Assets and the Properties

44

15.2

Disposal of Materials, Substances, and Wastes; Compliance with Law

44

ARTICLE 16

REPRESENTATIONS AND WARRANTIES

45

16.1

Representations by Sellers

45

16.2

Representations by Buyer

45

ARTICLE 17

COMMUNICATIONS

47

ARTICLE 18

MISCELLANEOUS

48

18.1

Entire Agreement

48

18.2

Successors and Assigns; Amendment; Survival

49

18.3

Exclusive Remedy

49

18.4

Choice of Law

49

18.5

Assignment

49

18.6

No Admissions

49

18.7

No Third Party Beneficiaries

50

18.8

Public Communications

50

18.9

Headings and Titles

50

18.10

Bulk Transfer Law

50

18.11

Severability

50

18.12

Counterparts

50

18.13

Not to Be Construed Against the Drafter

50

18.14

No Waiver

50

18.15

Expenses

50

18.16

Time of Essence

51

18.17

No Partnership

51

18.18

Foreign Trade Law Compliance

51

18.19

Rules of Construction

51

Exhibits and Schedules

Exhibit A

-

Description of the Alaska Interests

Exhibit B

-

Certain Contracts Comprising the Alaska Interests

Exhibit C

-

Form of Assignment and Bill of Sale

Exhibit D

-

Form of Non-Foreign Affidavit

Schedule 1

-

Cure Amounts to be Paid by Buyer at Closing

Schedule 2

-

Certain Excluded Items

Schedule 3

-

Performance Bonds

Schedule 4

-

RDI Account and Related Information

Schedule 5

-

Related Agreements

Schedule 6

-

Schedule of Previously Created Overriding Royalty Interests to be Conveyed by Pacific Energy Resources Ltd. and/or Pacific Energy Alaska Operating LLC to Donkel Oil & Gas, LLC Pursuant to Article 7, Section 7.2(l)

Schedule 7

-

Schedule of Overriding Royalty Interests to be Conveyed by Buyer to Donkel Oil & Gas, LLC Pursuant to Article 10, Section 10.14

-v-

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”), dated as of November 24, 2009 (the “Execution Date”), is by and between COOK INLET ENERGY, LLC, an Alaska limited liability company with an address of P.O. Box 90834, Anchorage, Alaska 99509  (“Buyer”), PACIFIC ENERGY ALASKA OPERATING LLC, a Delaware limited liability company with an address of 111 W. Ocean Boulevard, Suite 1240, Long Beach, California 90802 (“PEAO”), and PACIFIC ENERGY ALASKA HOLDINGS, LLC, a Delaware limited liability company with an address of 111 W. Ocean Boulevard, Suite 1240, Long Beach, California 90802 (“PEAH”). PEAO and PEAH may each be referred to herein as a “Seller” and collectively as the “Sellers.” Sellers and Buyer may each be referred to herein as a “Party” and collectively as the “Parties.”

R E C I T A L S:

A.

Pursuant to an Asset Sales Agreement by and between Forest Oil Corporation and PERL (as defined below) and a Membership Interest Purchase Agreement by and among Forest Oil Corporation, Forest Alaska Holdings LLC, Forest Alaska Operating LLC and PERL, each dated May 24, 2007, as amended, Sellers acquired the Alaska Interests (as defined below), and PEAH acquired 100% of the membership interests in PEAO.

B.

Sellers are debtors in possession under the protection of Chapter 11 of the United States Bankruptcy Code pursuant to jointly administered cases under Case Number 09-10785 (the “Bankruptcy Case”) filed with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

C.

On September 11, 2009, at Sellers’ request, the Bankruptcy Court entered an order (“Abandonment Order”) authorizing Sellers to (i) abandon certain of their interests in oil and gas properties located in Alaska outside Trading Bay, including the Alaska Interests (collectively, “Abandoned Assets”), pursuant to section 554 of the Bankruptcy Code (as defined below), and (ii) reject certain executory contracts relating to the Abandoned Assets, including the Contracts (as defined below) (collectively, the “Rejected Contracts”), pursuant to section 365 of the Bankruptcy Code.  Sellers abandoned the Abandoned Assets and rejected the Rejected Contracts as contemplated in the Abandonment Order.

D.

Buyer desires to purchase the Alaska Interests from Sellers, and Sellers desire to sell the Alaska Interests to Buyer, in each case effective as of the Effective Time (as defined below), and subject to the terms and conditions of this Agreement.

E.

The transactions contemplated by this Agreement, including the purchase and sale of the Alaska Interests hereunder, are subject to approval by the Bankruptcy Court pursuant to Sections 105, 363 and 365 of the Bankruptcy Code (as defined below).

A G R E E M E N T S:

In consideration of their mutual promises under this Agreement, the benefits to be derived by each Party, and other good and valuable consideration, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

The following terms, when used in this Agreement, have the following definitions:

1.1

AAC.  Alaska Administrative Code.

1.2

Abandoned Assets.  Defined in the Recitals.

1.3

Abandonment Obligations.  Defined in Section 10.7(a).

1.4

Abandonment Order.  Defined in the Recitals.

1.5

Affected Employees.  Defined in Section 13.1(a).

1.6

Affiliates.  A Person’s “Parent Companies” and “Affiliated Companies.” “Parent Companies,” “Affiliated Companies,” and “Controlling Interest” shall have the following meanings:

(a)

A Person’s “Parent Companies” means any and all entities having a “Controlling Interest” in such Person;

(b)

A Person’s “Affiliated Companies” means any and all entities in which the Person or the Parent Companies of such Person have a direct or indirect “Controlling Interest”; and

(c)

“Controlling Interest” means a legal or beneficial ownership of more than 50% of the voting stock or other voting rights in an entity.

1.7

Agreement.  Defined in the preamble of this Agreement, as more particularly described in Section 18.19(c).

1.8

Alaska Interest or Alaska Interests.  Except for the Excluded Items, and subject to the limitations and terms expressly set forth herein and in Exhibit A and Exhibit B, all of Sellers’ right, title and interest in and to the following, to the extent that they pertain to the Properties:

(a)

All Fee Interests, Leases and Lands, together with corresponding surface and subsurface interests in and to all the property and rights incident thereto, including any Units; all tenements and hereditaments belonging to the Leases and the Units; all production from the Units allocated to any such Lands; and all reversionary interests, carried interests, options, convertible interests, net profits interests, together with all rights that arise by operation of Applicable Laws or otherwise in all properties and land unitized, communitized or pooled with the Leases or Lands;

(b)

All Easements;

(c)

All Wells;

(d)

All Tangible Assets;

(e)

All Oil and Gas (or the proceeds from the sale of Oil and Gas) produced in connection with the Properties after the Effective Time;

(f)

All Contracts;

(g)

All unitization, communitization and pooling declarations, orders and agreements (including all units formed by voluntary agreement and those formed under the rules, regulations, orders or other official acts of Governmental Entities) to the extent they relate to the Properties or the production of Oil and Gas therefrom;

(h)

All Permits;

(i)

All Records;

(j)

All Royalty Interests;

(k)

All partnership and joint venture interests (tax, state law or otherwise) affecting any Properties, Easements, Wells or Tangible Assets;

(l)

To the extent assignable, all rights to indemnities (other than the Forest Indemnities) and releases from any Third Party relating to the Properties, Easements, Wells or Tangible Assets, in each case only to the extent such indemnities and releases relate to (i) activities occurring on or after the Effective Time or (ii) any Claim or Liability assumed by Buyer under this Agreement, provided that Sellers shall retain their interest in such representations, warranties, indemnities and releases to the extent Sellers may potentially remain liable for any such Claim or Liability;

(m)

All operating revenues and accounts receivable relating to the period after the Effective Time, in each case associated with the Properties or the production of Oil and Gas attributable thereto;

(n)

All leases or subleases of Tangible Assets as to which Sellers are (i) lessor or sublessor or (ii) lessee or sublessee, together with any options to purchase the underlying property;

(o)

All leases for real property used by Sellers in connection with the operation of the Alaska Interests and the Properties (such as leases for office and warehouse space, but excluding the Leases);

(p)

Sellers’ geophysical and geological data, engineering and consulting reports, computer data, seismic data, together with any rights of Seller to such types of intellectual property owned or prepared by third parties and not subject to licensing arrangements requiring purchase of a proprietary license by each successor-user, all with respect to the Alaska Interests;

(q)

Escrow accounts and bonds deposited with Governmental Entities solely with respect to the Alaska Interests;

(r)

all surety bonds, plugging bonds, abandonment bonds, standby trust agreements, escrow accounts for plugging, abandonment, decommissioning, removal and restoration obligations, and other bonds posted by or at the request of Sellers, and security deposits and other security furnished by Sellers or their predecessors in interest, solely with respect to the Alaska Interests;

(s)

all Imbalances owed to Sellers by a Third Party as of the Effective Time;

(t)

all Oil and Gas in pipelines or in tanks (including in storage, line fill and tank bottoms) upstream of the sales custody transfer meter at the Effective Time that are fairly attributable to the Properties;

(u)

all Oil and Gas held by or for the account of Sellers relating to the Alaska Interests (including Oil in storage, linefill and tank bottoms, other than Oil and Gas held by CIPL for the account of Sellers) at the Effective Time; and

(v)

the portion of Sellers’ RDI account relating to post-petition suspended royalties.

The Alaska Interests shall explicitly exclude the Excluded Items, which are not being transferred hereunder. It is understood and agreed that the Exhibits and Schedules to this Agreement describe assets intended to be conveyed and assigned to Buyer pursuant to this Agreement and that approvals by DNR or other regulatory agencies of such conveyances and assignments and of any overriding royalty interests that Buyer wishes to carve out of its working interest are beyond the scope of this Agreement.

1.9

Alaska Interests Closing.  Defined in Section 7.1.

1.10

Alaska Interests Closing Date.  Defined in Section 7.1.

1.11

Alaska Interests Deposit.  Defined in Section 6.3.

1.12

Alaska Interests Purchase Price.  Defined in Section 3.1(a).

1.13

Applicable Laws.  Any and all federal, state, Native American, county, municipal or other federal, state or local laws, ordinances, regulations, rules, permits, or other regulatory requirements and any administrative, executive or judicial or court orders or judgments, as well as the common law, in each case which are applicable to any of the Parties or the Alaska Interests.

1.14

Assignment and Bill of Sale.  An instrument substantially in the form of Exhibit C.

1.15

Associated Parties.  As to each Party, its successors, assigns, members, shareholders, directors, officers, employees, agents, representatives and Affiliates.

1.16

Assumed Liabilities.  The following Liabilities of Sellers, but in each case only to the extent directly related to and associated with the Alaska Interests:

(a)

All Liabilities associated with, related to or arising from the ownership of the Alaska Interests after the Effective Time;

(b)

All Liabilities associated with, related to or arising from the operation of the Properties after the Effective Time;

(c)

All Environmental Liabilities with respect to the Alaska Interests;

(d)

All accounts payable that accrue after the Effective Time;

(e)

All royalty obligations associated with, relating to or arising from the Alaska Interests that accrue after the Effective Time, including those associated with, relating to or arising from the conveyance, transfer or assignment of overriding royalty interests of PERL and PEAO pursuant to Section 7.2(l); provided, however, that notwithstanding any other provision of this Agreement, upon the Alaska Interests Closing any and all overriding royalty interests created or put in place on or after August 24, 2007 (other than those associated with, relating to or arising from conveyance, transfer or assignment of overriding royalty interests of PERL and PEAO pursuant to Section 7.2(l)) shall be terminated and Buyer shall take the Alaska Interests and Properties free and clear of any and all such overriding royalty interests;

(f)

All Claims arising out of the ownership or operation of the Alaska Interests after the Effective Time;

(g)

All plugging, abandonment, decommissioning, removal and/or restoration Liabilities associated with, related to or arising from the Alaska Interests with respect to the periods prior to, on or after the Effective Time;

(h)

Permitted Encumbrances;

(i)

Imbalances owed by Sellers to a Third Party; and

(j)

Post-petition suspended royalties maintained by RDI and as set forth on Schedule 4.

For purposes of clarity, Assumed Liabilities excludes any and all Liabilities not specifically referenced in this definition of Assumed Liabilities.

1.17

Bankruptcy Case.  Defined in the Recitals of this Agreement.

1.18

Bankruptcy Claim.  As defined in Section 101(5) of the Bankruptcy Code.

1.19

Bankruptcy Code.  Title 11 of the United States Code, as amended.

1.20

Bankruptcy Costs.  All costs and claims related to the Bankruptcy Case, including all administrative expenses and claims for administrative expenses pursuant to Section 503 of the Bankruptcy Code.

1.21

Bankruptcy Court.  Defined in the Recitals of this Agreement.

1.22

Business Day.  Any day on which the Bankruptcy Court is physically open to the public.

1.23

Buyer.  Defined in the preamble of this Agreement.

1.24

CERCLA.  The Comprehensive Environmental Response, Compensation and Liability Act, as amended.

1.25

CIPL.  Cook Inlet Pipe Line Company, a Delaware corporation.

1.26

Claim or Claims.  Collectively, any and all written or oral claims, demands, suits, causes of action, losses, damages, liabilities, fines, penalties and costs (including attorneys’ fees and costs of litigation) asserted or, as applicable, filed by any Person.

1.27

Confidentiality Agreement.  The Confidentiality Agreement, dated February 26, 2009, between PERL and Buyer.

1.28

Consents.  Any approval, consent, ratification, waiver or other authorization from any Person (including any of the foregoing issued, granted, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Applicable Laws).

1.29

Contracts.  All written contracts, contractual rights, interests and other written agreements and instruments covering or affecting any or all of the Alaska Interests or the production, handling or transportation of Oil and Gas attributable thereto or the use or ownership or operation of any of the Alaska Interests or the Oil, Gas, water or other substances produced therefrom, to be assigned to or assumed by Buyer under this Agreement, consisting of those certain contracts listed on Exhibit B and any Related Agreements listed on Schedule 5.

1.30

Credit Agreements.  (i) The Senior Secured Super Priority Priming Debtor in Possession Credit and Guaranty Agreement, dated as of March 11, 2009, among PERL, Sellers, J. Aron, Silver Point and certain other lenders, guarantors and others party thereto, as amended, supplemented and modified from time to time, and (ii) the Second Lien Credit Agreement, dated August 24, 2007, among Sellers, J. Aron, Silver Point and certain other lenders, guarantors and others party thereto, as amended, supplemented and modified from time to time.

1.31

Cure Amounts.  Defined in Section 6.1(a).

1.32

Deposit Agreement.  Defined in Section 6.3.

1.33

DNR.  Alaska Department of Natural Resources.

1.34

Easements.  All easements, rights-of-way, rights-of-use, servitudes, licenses, authorizations, permits, and similar surface and other rights and interests applicable to, or used or useful in connection with, any or all of the Properties, as listed on Exhibit A.

1.35

Effective Time.  7:00 a.m. Pacific time on the Alaska Interests Closing Date.

1.36

Environmental Laws.  Any and all Applicable Laws of any Governmental Entity whose purpose is to conserve or protect human health, the environment, wildlife or natural resources, including those Applicable Laws relating to storage, handling and use of chemicals and other hazardous materials; those relating to the generation, processing, treatment, storage, transport, disposal, cleanup, remediation or other management of waste materials or hazardous substances of any kind; and those relating to the protection of environmentally sensitive or protected areas.  Without limiting the foregoing, Environmental Laws expressly includes the Clean Air Act, as amended; the Federal Water Pollution Control Act, as amended; the Rivers and Harbors Act of 1899, as amended; the Safe Drinking Water Act, as amended; CERCLA; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Hazardous and Solid Waste Amendments Act of 1984, as amended; the Toxic Substances Control Act, as amended; the Hazardous Materials Transportation Act, as amended; Title 46 of the Alaska Statutes; and Title 18 of the Alaska Administrative Code.

1.37

Environmental Liabilities.  All Liabilities under Environmental Laws relating to, arising out of, in connection with, or attributable to ownership or operation of the Alaska Interests, whether associated with, related to or arising from the periods prior to, on or after the Effective Time.

1.38

Escopeta.  Escopeta Oil Company, L.L.C., a Texas limited liability company.

1.39

Excluded Items.  The (i) reservations, exceptions and exclusions, if any, listed on Exhibit A and Exhibit B, (ii) the items listed in Schedule 2, and (iii) the following:

(a)

pipelines, fixtures, equipment, interests in land or any other property owned by any Third Party such as lessors, contractors, purchasers or transporters of Oil or Gas, including any of Sellers’ Affiliates;

(b)

Sellers’ geological or geophysical data containing information not related to the Alaska Interests;

(c)

Sellers’ intellectual property (including, without limitation, their trade names and logos), not expressly included in the Alaska Interests;

(d)

(i) cash located on or at the Properties, (ii) cash equivalents and (iii) deposits with Sellers’ legal counsel; provided that, in the case of (i) and (ii) above, to the extent that such cash or cash equivalents were generated from transactions occurring prior to the Effective Time or to the extent such transactions do not relate to the Alaska Interests,

(e)

items used, consumed or disposed of prior to the Alaska Interests Closing;

(f)

all rights to representations, warranties, indemnities (including the Forest Indemnities) and releases from any Third Party, except indemnities and releases that are specifically included in the Alaska Interests pursuant to Section 1.8(l).

(g)

all rights under insurance policies held by Sellers or any of their Affiliates covering any of the Alaska Interests;

(h)

Tangible Assets currently in use in connection with the ownership or operation of other property not included in the Alaska Interests;

(i)

Records that are subject to attorney-client privilege, work product immunity or other privileges against disclosure enjoyed by Sellers or any of their Associated Parties, including all privileged information and work product of Sellers and their Associated Parties from the period up to and including the Alaska Interests Closing;

(j)

any interests, properties or assets owned by any Person other than Sellers;

(k)

any and all Claims against operators or other third parties arising out of the operation of the Properties or Alaska Interests prior to the Effective Time;

(l)

the Redoubt Interruption Claim;

(m)

the Forest Indemnities;

(n)

the shares of capital stock of CIPL owned by PEAH;

(o)

all Contracts between a Seller or Sellers, on one hand, and PERL on the other;

(p)

any and all Claims and rights arising under errors and omissions and directors and officers liability insurance policies of Sellers or any Affiliate of any Seller;

(q)

any and all Claims and rights relating to litigation or other actions unrelated to the Alaska Interests, including any Claims and rights arising under Chapter 5 of the Bankruptcy Code or applicable state fraudulent transfer statutes; and

(r)

the overriding royalty interests being transferred, conveyed, assigned and delivered by PERL and PEAO to Donkel Oil & Gas, LLC pursuant to Section 7.2(l).

1.40

Excluded Liabilities.  Without limiting the definition of Assumed Liabilities or implying that Buyer is assuming any Liability other than the Assumed Liabilities, the following Claims against and Liabilities and obligations of Sellers are excluded and not assumed by Buyer:

(a)

All Liabilities associated with, related to or arising from debt instruments to which one or both Sellers is a party, except for Liabilities that relate to Permitted Encumbrances;

(b)

All accounts payable that have accrued prior to the Effective Time;

(c)

All royalty obligations associated with, related to or arising from the Alaska Interests that have accrued prior to the Effective Time, except as set forth on Schedule 4;

(d)

All Claims, except Environmental Claims and Abandonment Obligations, arising out of the ownership or operation of the Alaska Interests prior to the Effective Time; and

(e)

All Bankruptcy Claims (except Environmental Claims and Abandonment Obligations) and Bankruptcy Costs (except Environmental Claims and Abandonment Obligations).

1.41

Execution Date.  Defined in the preamble.

1.42

Fee Interests.  All fee interests to the surface and in the Oil and Gas, including rights under grant deeds, mineral deeds, conveyances or assignments, as specifically listed on Exhibit A.

1.43

Final Alaska Interests Purchase Price.  The actual Alaska Interests Purchase Price, as adjusted in accordance with Section 3.2 and Section 3.3, determined based on the Final Settlement Statement.

1.44

Final Settlement Statement.  Defined in Section 10.9(a).

1.45

Forest Indemnities.  Sellers’ rights to indemnification provided by Forest Oil Corporation under the Asset Sales Agreement and Membership Interest Purchase Agreement, each as amended, referenced in the Recitals to this Agreement and under that certain indemnity letter dated January 29, 2008, as supplemented on November 6, 2008.

1.46

GAAP.  Generally accepted accounting principles in Canada, as in effect from time to time.

1.47

Gas.  Natural gas, including casinghead gas, gas-well gas and other hydrocarbon gases.

1.48

Governmental Bonds.  All bonds or other forms of financial security (including all lease-specific abandonment bonds, areawide bonds, operator bonds, right of way bonds, supplemental bonds for abandonment accounts) required by the DNR or other Governmental Entities in connection with Buyer’s acquisition and ownership of the Alaska Interests or Buyer’s designation as an operator of the Properties or any Alaska Interest.

1.49

Governmental Entity.  Any federal, state, Native American, county, municipal or other federal, state or local governmental entity or judicial or regulatory agency, board, body, department, bureau, commission, instrumentality, court, tribunal or quasi-governmental entity in any jurisdiction (domestic or foreign) having jurisdiction over any Party or any affected asset, or over any of the transactions contemplated by this Agreement.

1.50

Hiring Period.  Defined in Section 13.1(a).

1.51

Imbalances.  Over-production or under-production subject to an imbalance or make-up obligation with respect to Oil and Gas produced from or allocated to the Properties, regardless of whether such over-production or under-production, imbalance or make-up obligation arises at the wellhead, pipeline, gathering system, transportation or other location and regardless of whether the same arises under contract or by operation of Applicable Laws.

1.52

J. Aron.  J. Aron & Company.

1.53

Lands.  All of the lands covered by the Leases or held by Sellers in fee simple or otherwise.

1.54

Leases.  The Oil and Gas leases and subleases, and the surface and subsurface leasehold estates created thereby, as specifically listed on Exhibit A.

1.55

Liability or Liabilities.  Collectively, all Claims, damages (including consequential and punitive damages), including damages for personal injury, death or damage to personal or real property (both surface and subsurface) and costs for remediation, restoration or clean up of contamination, whether the injury, death or damage occurred or occurs on or off any of the Properties by migration, disposal or otherwise; losses; fines; penalties, expenses; costs to remove or modify facilities on or under any of the Properties; costs to recondition or repair the Tangible Assets; all Abandonment Obligations, including without limitation, plugging liabilities for all Wells, platforms, pipelines and other facilities; attorneys’ fees; court and other costs incurred in defending a Claim; liens; and judgments; in each instance, whether any of the foregoing are foreseeable or unforeseeable, known or unknown.

1.56

NORM.  Naturally occurring radioactive material.

1.57

Oil.  Crude oil, distillate, drip gasoline, condensate and other liquid hydrocarbons.

1.58

Organizational Documents.  With respect to any Person, its certificate of incorporation, formation or organization (or comparable) document, its by-laws, partnership agreement or any certificate of formation, limited liability company agreement or operating agreement, or any other similar organizational instrument or document governing such Person or applicable to ownership.

1.59

ORRI Hydrocarbons.  Oil, gas and other minerals attributable to the PERL ORRI, the PEAO ORRI or the Post-Closing ORRI.

1.60

Party or Parties.  Defined in the preamble of this Agreement.

1.61

PEAH.  Defined in the preamble of this Agreement.

1.62

PEAO.  Defined in the preamble of this Agreement.

1.63

PEAO ORRI.  Defined in Section 7.2(l).

1.64

PERL.  Pacific Energy Resources Ltd., a Delaware corporation, which is a debtor in possession under the Bankruptcy Case, owner of all of the issued and outstanding membership interests of PEAH and operator of certain Alaska Interests.

1.65

PERL ORRI.  Defined in Section 7.2(l).

1.66

Permits.  All transferable environmental and other governmental (whether federal, state, local or tribal) certificates, consents, permits, licenses, orders, authorizations, franchises and related instruments or rights relating to the ownership, operation or use of the Properties, including credits or the right to create credits or other transferable rights relating to past or future emissions reductions.

1.67

Permitted Encumbrances.  Any mortgage, deed of trust, lien, encumbrance, Claim, royalty, obligation or interest (i) related to one or more Assumed Liabilities or (ii) set forth on Exhibit A or Exhibit B.

1.68

Person.  Any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, estate, unincorporated organization, Governmental Entity or other entity.

1.69

Post-Closing ORRI.  Defined in Section 10.14.

1.70

Preliminary Alaska Interests Purchase Price.  An estimate of the Alaska Interests Purchase Price, as adjusted in accordance with Section 3.2 and Section 3.3, determined based on the Preliminary Settlement Statement.

1.71

Preliminary Settlement Statement.  Defined in Section 10.8.

1.72

Production Taxes.  All federal, state or local taxes, assessments, levies or other charges, which are imposed upon production from the Properties, including, without limitation, excise taxes on production, severance or gross production, as well as any interest, penalties and fines assessed or due in respect of any such taxes, whether disputed or not.

1.73

Property or Properties.  The real properties included within or covered by the Leases, Lands, Units and Fee Interests.

1.74

Property Conditions.  The physical condition or any other aspect of the Properties and the Tangible Assets, including (a) the structural integrity of any improvements on the Properties or the Tangible Assets; (b) the conformity of improvements on the Properties or the Tangible Assets to any plans or specifications for such Properties or the Tangible Assets; (c) the conformity of the Properties or the Tangible Assets to past, current or future applicable zoning or building code requirements; (d) the existence of soil instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides; (e) the sufficiency of any undershoring; (f) the sufficiency of any drainage; (g) whether the Properties or the Tangible Assets are located wholly or partially in a flood plain or a flood hazard boundary or similar area; (h) any other matter affecting the stability or integrity of the land, or any buildings or improvements situated on or as part of the Properties or the Tangible Assets; (i) the availability of public utilities and services for the Properties or the Tangible Assets; (j) the fitness or suitability of the Properties or the Tangible Assets for any intended use; (k) the potential for further development of the Alaska Interests; (l) the existence of vested land use, zoning or building entitlements affecting the Alaska Interests or the Tangible Assets; or (m) the presence of toxic wastes, hazardous materials or friable asbestos in, on or about the Alaska Interests or the Tangible Assets.

1.75

Property Taxes.  All federal, state or local taxes, assessments, levies or other charges, which are imposed upon the Properties or other real and personal property of Sellers that is acquired by Buyer hereunder, including, without limitation, ad valorem, property, documentary or stamp, as well as any interest, penalties and fines assessed or due in respect of any such taxes, whether disputed or not.

1.76

Prospective Employees.  Defined in Section 13.1(a).

1.77

RCA.  Regulatory Commission of Alaska.

1.78

RDI Account.  Sellers’ bank account held in the name of Royalty Distributors Inc. as described on Schedule 4.

1.79

Records.  All books and records, files, data, correspondence, studies, surveys, reports, Oil and Gas sales contract files, gas processing files, geologic, proprietary geophysical and seismic data (including raw data and any interpretative data or information relating to such geologic, geophysical and seismic data) and other data (in each case whether in written or electronic format) in Sellers’ possession and relating to the operation of the Properties, including all title records, prospect information, title opinions,  title insurance reports, abstracts, property ownership reports, customer lists, supplier lists, sales materials, well logs, well tests, maps, engineering data and reports, health, environmental and safety information and records, Third-Party licenses, promotional materials, operational records, technical records, reserve estimates and economic estimates; production and processing records, division order, lease, land and right-of-way files, accounting and financial files, tax records (other than income tax), and contract files (including all files regarding the Contracts and related files); provided, however, “Records” shall not include (a) Sellers’ general corporate or limited liability company, accounting and financial books and records even if containing references to the Properties, provided that Sellers shall provide Buyer reasonable access to such books and records as reasonably necessary for the conduct of Buyers post closing business activities related to the Alaska Interests, (b) books, records (including seismic data) and files that may not be disclosed under the terms of any Third Party agreement (and consent to make disclosure has not been obtained) or are not transferable without payment of fees or penalties (except as may be agreed to be paid by Buyer) or cannot be disclosed under Applicable Laws, (c) information entitled to legal privilege, including attorney work product and attorney-client communications (excluding title opinions, which shall be included in the Records), and information relating to Excluded Items, (d) income tax information, (e) records relating to the acquisition or disposition (or proposed acquisition or disposition) of the Properties, including proposals received from or made to, and records of negotiations with, Persons other than Buyer and economic analyses associated therewith, (f) seismic data already owned or held by Buyer, and (g) Excluded Items.

1.80

Redoubt Interruption Claim.  Any and all claims or rights of Sellers or their Affiliates relating to the business interruption arising from or related to the volcanic and seismic activity that began in March 2009.

1.81

Rejected Contracts.  Defined in the Recitals.

1.82

Related Agreements.  Defined in Section 6.1(a).

1.83

Remaining Employees.  Defined in Section 13.1(a).

1.84

Royalty Interests.  All royalties, overriding royalties, sliding scale royalties, shut-in royalties, rights to royalties in kind, or other interests in production of Oil and Gas, excluding working interests, as set forth on Exhibit A.

1.85

Sale Order.  The sale order to be entered by the Bankruptcy Court approving the consummation of the purchase and sale of the Alaska Interests as contemplated by this Agreement.

1.86

Seller or Sellers.  Defined in the preamble of this Agreement.

1.87

Silver Point.  Silver Point Finance, LLC.

1.88

Strict Liability.  Includes strict statutory liability, strict products liability and strict environmental liability.

1.89

Successor Operator Approval.  Final, unconditional approval by the DNR and any other applicable Governmental Entity of Buyer as the successor operator for the Alaska Interests previously operated by PERL.

1.90

Tangible Assets.  All pipelines, flowlines, plants, gathering and processing systems, buildings, vehicles, compressors, meters, tanks, machinery, tools, pulling machines, utility lines, personal property, all computer and automation equipment located in proximity to the Properties (including SCADA equipment and Rosemont transmitters, telecommunications equipment, field radio telemetry and associated frequencies and licenses, pressure transmitters and central processing equipment that is used primarily in connection with the ownership or operation of the Properties), equipment, fixtures, furniture (other than furniture located in the Anchorage office), and improvements and other appurtenances, on or to, the Properties, insofar as they are used or were obtained in connection with the ownership, operation, maintenance or repair of the Properties or relate to the production, treatment, sale, or disposal of Oil and Gas produced from the Properties or attributable thereto.

1.91

Third Party.  A Person other than Buyer and its Affiliates or Sellers and their Affiliates.

1.92

Title Defect.  (i) Any mortgage, deed of trust, lien, Encumbrance, Claim, royalty, obligation, or third party interest with respect to any Alaska Interest, other than those expressly agreed in writing by Sellers to be eliminated in connection with the Alaska Interests Closing pursuant to the “Liens” disclosure on Exhibit A, and (ii) any expiration, termination or cancellation of Sellers’ rights to any Alaska Interest.

1.93

Transaction Documents.  Defined in Section 18.1.

1.94

Units.  All rights in any pooled or unitized or communitized acreage by virtue of the Lands being a part thereof, as described on Exhibit A.

1.95

WARN Act.  Defined in Section 13.2.

1.96

Well or Wells.  All well bores, both abandoned and unabandoned, including Oil wells, Gas wells, injection wells, disposal wells and water wells associated with the Properties, including wells drilled after the Execution Date.

ARTICLE 2
PURCHASE AND SALE

2.1

Interests.  Sellers agree to sell the Alaska Interests to Buyer, and Buyer agrees to buy the Alaska Interests from Sellers, for the consideration recited in and subject to the terms of this Agreement.

2.2

Assumption.  From and after the Alaska Interests Closing, but effective as of the Effective Time, Buyer shall assume and be responsible for all Assumed Liabilities, all on the terms more specifically provided in this Agreement.  Buyer shall not acquire and shall have no liability pursuant to this Agreement with respect to the Excluded Liabilities.

ARTICLE 3
PURCHASE PRICE

3.1

Purchase Price.  The total purchase price for the Alaska Interests will be $2,250,000, subject to adjustment pursuant to Section 3.2 and Section 3.3 below (the “Alaska Interests Purchase Price”).  For greater clarity, Buyer hereby acknowledges and agrees that notwithstanding anything to the contrary contained in Section 3.2, Section 3.3 or elsewhere in this Agreement, Sellers shall not be responsible for any costs, expenses, or Liabilities arising or accruing with respect to the Alaska Interests at any time after entry of the Abandonment Order.

3.2

Increases in Alaska Interests Purchase Price.  The Alaska Interests Purchase Price will be increased by the following amounts:

(a)

the amount of any costs and expenses, accounts payable and other disbursements, including royalties, rentals, tariffs, Property Taxes or Production Taxes, and penalties and interest, paid by Sellers with respect to periods at or after the Effective Time and fairly attributable to Buyer pursuant to this Agreement, including any capital expenditures permitted under this Agreement pursuant to Section 6.4(a)(iv)

(b)

the amount of all prepaid expenses, including Property Taxes, that are paid by Sellers and fairly attributable to the Alaska Interests for the period of time on or after the Effective Time;

(c)

the amount of any taxes paid by Sellers pursuant to Article 11;

(d)

the amount of all proceeds, receipts (including producing receipts, drilling receipts and construction overhead receipts), reimbursements, credits, and income paid to or received by Buyer, including proceeds from the sale of Oil and Gas, net of all applicable Property Taxes and Production Taxes and royalties paid by Buyer, that are fairly attributable to Sellers pursuant to this Agreement; and

(e)

the amount of Sellers’ RDI account assumed by Buyer that relates to post-petition royalties.

3.3

Decreases in Alaska Interests Purchase Price.  The Alaska Interests Purchase Price will be decreased by the following amounts:

(a)

an amount equal to any costs and expenses, accounts payable and other disbursements, including royalties, rentals, tariffs, Property Taxes or Production Taxes, and penalties and interest, that are paid by Buyer with respect to periods prior to the Effective Time and fairly attributable to Seller pursuant to this Agreement (excluding any Cure Amounts, which amounts are payable by Buyer pursuant to Section 6.1);

(b)

the amount of all proceeds, receipts (including producing receipts, drilling receipts and construction overhead receipts), reimbursements, credits, and income paid to or received by Sellers, excluding proceeds from the sale of Oil and Gas, net of all applicable Property Taxes, Production Taxes and royalties paid by Sellers with respect to periods from and after the Effective Time, that are fairly attributable to Buyer pursuant to this Agreement; and

(c)

the amount of any suspended post-petition royalties liability being maintained by RDI and assumed by Buyer.

ARTICLE 4
BUYER’S REVIEW

4.1

Buyer’s Review Before the Execution Date.

(a)

Prior to the Execution Date, Sellers have made available to Buyer certain data relating to the Alaska Interests and the Properties for Buyer’s review. Buyer acknowledges that it thoroughly reviewed all of this material before Buyer submitted its offer to purchase the Alaska Interests and executed this Agreement. Buyer shall notify Sellers in writing if it wishes to review files or data in addition to those previously provided, but Sellers’ obligation to provide additional files or data shall be limited to files and data that are reasonably available to it. SELLERS HAVE NO OBLIGATION TO PROVIDE ACCESS TO, AND BUYER WAIVES ALL CLAIMS TO INSPECT, SELLERS’ INTERPRETIVE, PREDICTIVE, CONFIDENTIAL, PRIVATE, PROPRIETARY OR PRIVILEGED INFORMATION OR WORK PRODUCT (INCLUDING PERSONNEL RECORDS), OR INFORMATION THE DISSEMINATION OF WHICH IS RESTRICTED BY APPLICABLE LAW OR CONTRACTS BETWEEN SELLERS AND ANY THIRD PARTY. Sellers have no obligation to provide any documents or any other information to Buyer that is available to the general public, whether in the public records or from a Governmental Entity on request.

(b)

By entering into this Agreement, Buyer acknowledges and represents that it has reviewed and inspected the Alaska Interests (including the Tangible Assets) and the Property, in each case to its satisfaction to enable it to submit its offer to purchase the Alaska Interests and to execute this Agreement, and that it is not entitled to a reduction in the Purchase Price, indemnification or any other recourse of any kind whatsoever against Sellers or any of their respective Associated Parties with respect to any Title Defects.  Buyer has undertaken all appropriate inquiry to its satisfaction, and has made an informed decision to acquire the Alaska Interests on the basis of its own investigations and without reliance on statements or investigations by any other Person, including Sellers, PERL and their respective Associated Parties. Any Title Defect is hereby waived by Buyer and such Title Defect will transfer with the affected Alaska Interest.

4.2

Abandonment Order.  The Alaska Interests and the Contracts were included among the Abandoned Assets and the Rejected Contracts.  Buyer acknowledges that notwithstanding anything to the contrary contained in or incorporated by reference into this Agreement, as of the Execution Date Sellers are not owners, in control of, or operators of the Abandoned Assets and are not party to the Rejected Contracts that were abandoned or rejected pursuant to the Abandonment Order.  Sellers expressly disclaim knowledge of and responsibility for the status, condition and changes in status and condition of the Alaska Interests since the entry of the Abandonment Order.  Sellers have submitted to the Bankruptcy Court a motion requesting that the Bankruptcy Court reconsider the Abandonment Order and ultimately vacate the Abandonment Order to the extent required for consummation of the sale to Buyer of the Alaska Interests pursuant to the terms of this Agreement.  Buyer understands that if the Bankruptcy Court is unwilling to vacate the Abandonment Order, then the Alaska Interests Closing will not occur.

4.3

Environmental Review.  Prior to the Execution Date, Buyer and its Associated Parties had opportunity to inspect and inventory (i) the Tangible Assets and the Properties with respect to environmental matters and (ii) Sellers’ environmental records relating to the Tangible Assets and the Property, and Buyer has conducted such reviews to its satisfaction.

4.4

Access to Assets and Properties.  Buyer acknowledges that (i) prior to the Execution Date, it has had the opportunity to inspect and inventory the condition of the Tangible Assets and Properties to its satisfaction and (ii) there will be no adjustment of the Purchase Price on the basis of the condition of the Tangible Assets or Properties. Buyer acknowledges that certain of the Tangible Assets observed during Buyer’s inspections may be or have been used or replaced before the Alaska Interests Closing.

4.5

No Representation or Warranty of Accuracy; Disclaimer.

(a)

Sellers make no representation or warranty whatsoever (express, statutory or implied) and expressly disclaim all representations and warranties as to the accuracy or completeness of the files or any other information that they have provided to Buyer or may provide to Buyer or that have been provided or may be provided by Sellers’ Associated Parties or other Persons. Conveyance of the Alaska Interests (including the Tangible Assets) and the Properties shall be without representation or warranty whatsoever (express, statutory or implied) as to title, description, physical condition of the Alaska Interests (including the Tangible Assets) or the Properties (including the environmental condition), of the Alaska Interests (including the Tangible Assets and Properties that are part of the Alaska Interests), quality, value, fitness for purpose, merchantability or otherwise. Buyer shall satisfy itself prior to the Alaska Interests Closing, and at the Alaska Interests Closing will be deemed to have satisfied itself entirely as to the type, condition, quality and extent of the property and property interests that comprise the Alaska Interests (including the Tangible Assets, the Properties and any other property or assets that are part of the Alaska Interests) being sold and conveyed to Buyer pursuant to this Agreement.

(b)

BUYER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 16.1 OF THIS AGREEMENT, SELLERS HAVE NOT MADE, AND WILL NOT MAKE, ANY REPRESENTATION OR WARRANTY WHATSOEVER (EXPRESS, IMPLIED OR STATUTORY) IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY IT, INCLUDING THE ACCURACY OR COMPLETENESS OF DATA, INFORMATION OR MATERIALS FURNISHED AT ANY TIME TO BUYER OR ANY OF ITS ASSOCIATED PERSONS IN CONNECTION WITH THE ALASKA INTERESTS (INCLUDING THE TANGIBLE ASSETS) OR THE PROPERTIES, OR THE QUALITY OR QUANTITY OF OIL AND GAS RESERVES (IF ANY) ATTRIBUTABLE TO THE ALASKA INTERESTS, OR THE ABILITY OF THE ALASKA INTERESTS TO PRODUCE OIL AND GAS. NONE OF SELLERS’ ASSOCIATED PARTIES (NOR CIPL OR ANY OTHER PERSON) IS AUTHORIZED TO MAKE ANY WARRANTY OR REPRESENTATION ON SELLERS’ BEHALF. ALL DATA, INFORMATION AND OTHER MATERIALS FURNISHED BY SELLERS ARE PROVIDED TO BUYER AS A CONVENIENCE ONLY, AND RELIANCE ON OR USE OF THEM IS AT BUYER’S SOLE RISK.

4.6

Acknowledgments of Buyer.  By proceeding with the transactions contemplated in this Agreement, Buyer shall be deemed to have acknowledged and admitted, that:

(a)

Buyer has been given full opportunity to adequately inspect the Tangible Assets and the Properties;

(b)

Buyer is aware that the Tangible Assets and the Properties have been used for the exploration, development, production, treating and transporting of Oil and Gas, and that physical changes to the environment may have occurred or will occur as a result of such use and that Sellers have disclosed, and Buyer is further aware, that there exists the possibility that there could have occurred or will occur from such use one or more releases of hazardous substances or releases of chemical substances into, or other pollution or contamination of or into, the ambient air, seawater, surface water, groundwater, soil, seabed or subsurface strata of any real property included in the Properties and of contiguous or a series of contiguous, real properties not a part of the

Properties and that pursuant to Alaska Statute 46.03.780 Buyer may be liable to the State of Alaska for damages based on the injuries to, including the death of, fish, animals, vegetation, or the environment of the State of Alaska;

(c)

Buyer has entered into this Agreement based solely on its own investigation of the physical condition of the Tangible Assets and the Properties (including the environmental condition of the Properties and the surrounding environment);

(d)

Buyer acknowledges that at the Alaska Interests Closing it will acquire the Alaska Interests, including the Tangible Assets and the Properties, based solely on its own investigation of the physical or other condition thereof and assumes the risk that adverse conditions outside the scope of Sellers’ representations and warranties set forth in Section 16.1 may not be revealed by Buyer’s own investigation.  Buyer, with full knowledge of the foregoing and after conducting the investigations and evaluations referenced in the immediately preceding sentence and elsewhere in this Agreement, IS ACQUIRING THE ALASKA INTERESTS, INCLUDING THE TANGIBLE ASSETS AND THE PROPERTY, ON AN “AS IS, WHERE IS, WITH ALL FAULTS” BASIS, and, Buyer, by acquiring the Alaska Interests on an “AS IS, WHERE IS, WITH ALL FAULTS” basis, waives any other rights of indemnification, contribution or recourse it may have against or from Sellers or any of their Associated Parties with respect to the condition of the Alaska Interests, including the environmental condition of the Tangible Assets, the Properties and the surrounding environment and any and all damage to the Tangible Assets, the Properties and the surrounding environment (including as a result of volcanic activity or other acts of God).  As part of Buyer’s agreement to purchase and accept the Alaska Interests “AS IS, WHERE IS, WITH ALL FAULTS” and not as a limitation on such agreement, except as specifically set forth in this Agreement to the contrary, Buyer hereby unconditionally and irrevocably waives and releases any and all actual or potential rights Buyer might have against Sellers regarding any form of warranty, express or implied, of any kind or type, relating to the Alaska Interests, their improvements or the Property Conditions, and such waiver and release is absolute, complete, total and unlimited in every way.  Except as specifically set forth in this Agreement to the contrary, such waiver and release includes a waiver and release of express warranties, implied warranties, warranties of fitness for a particular use, warranties of merchantability, warranties of habitability, Strict Liability rights, and claims of every kind and type, including claims regarding defects which might have been discoverable, claims regarding defects which were not or are not discoverable, environmental claims, environmental liability claims, and all other extant or later created or conceived of Strict Liability or Strict Liability type claims and rights;

(e)

In connection with the waivers, releases and limitations of liability set forth in this Agreement (including in Article 14), Buyer expressly waives any rights under Section 1542 of the California Civil Code, which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known by him must have materially affected his settlement with the debtor.”

Buyer has been advised by its legal counsel as to the significance of this waiver of Section 1542 relating to unknown, unsuspected and concealed Claims, and Buyer acknowledges that it fully understands and agrees to such waiver;

(f)

Buyer hereby agrees, represents and warrants that the matters released, waived, and limited herein are not limited to matters which are known or disclosed.  In this connection and to the extent permitted by law, including the decision of the Alaska Supreme Court in Witt v. Watkins, 579 P.2d 1065 (Alaska 1978), Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses, and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Sellers from any such unknown causes of action, claims, demands, debt, controversies, damages, costs, losses and expenses which might in any which way be included in the waivers and matters released as set forth in this Agreement; and

(g)

Without limiting clauses (d) and (e) above, Buyer expressly acknowledges the following specific disclaimers:

(i)

Buyer has made its own estimates of prospective data such as future Oil and Gas production rates, value of exploration prospects, operating costs and Abandonment Obligations, based on Buyer’s own abilities and skills to explore, produce, operate, and abandon the Properties and the Alaska Interests and is not relying on Sellers’ own estimates of such data.

(ii)

The Properties may contain asbestos, hazardous substances or NORM.

(iii)

Portions of the Properties and the Alaska Interests are or may be located in a “Wetland” as defined in the “Federal Manual for Determining Jurisdictional Wetland” or Applicable Laws.

(iv)

Portions of the Properties and the Alaska Interests are or may be located in a “Flood Zone” as defined by the U.S. Federal Emergency Management Administration or other Governmental Entities.

(v)

Sellers do not represent or warrant that ownership, use, operation, maintenance, improvement or abandonment of any intellectual property rights included within the Alaska Interests or owned or held by CIPL would not infringe any patent, copyright, trademark or trade secret rights of any Person.

By initialing where indicated below, Buyer specifically agrees to the foregoing acknowledgements, disclaimers and releases in this Section 4.6.

BUYER  ____________

                  (Initials)

4.7

Independent Evaluation.  Buyer has made an independent evaluation of the Alaska Interests (including the Tangible Assets) and the Properties, and acknowledges that Sellers have made no statements or representations concerning the present or future value of the anticipated income, costs or profits, if any, to be derived from  the Properties or the Alaska Interests (including the Tangible Assets), or the quantity and quality of any Oil and Gas or other minerals, if any, that may be produced from the Alaska Interests and the Properties, and that SELLERS DO NOT IMPLIEDLY OR EXPRESSLY WARRANT ANY DESCRIPTION, TITLE, VALUE, QUALITY OR PHYSICAL CONDITION OF THE ALASKA INTERESTS (INCLUDING THE TANGIBLE ASSETS) OR THE PROPERTIES (INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE PROPERTIES), MERCHANTABILITY OR FITNESS FOR PURPOSE OF ANY OF THE ALASKA INTERESTS (INCLUDING THE TANGIBLE ASSETS) OR PROPERTIES, OR OTHER PERSONAL PROPERTY OR FIXTURES LOCATED THEREON OR USED IN CONNECTION THEREWITH.  Buyer further acknowledges that, in entering into this Agreement, it has relied solely upon its independent examination of the Alaska Interests (including the Tangible Assets and the Properties)  and the public records relating to the Alaska Interests (including the Tangible Assets and the Properties)  and its independent estimates, computations, evaluations, reports, and studies based thereon.  Buyer acknowledges that it has made such investigation of the Property Conditions as Buyer deems adequate, and shall rely solely upon its own investigation of such conditions and not upon any statement or opinion by Sellers or any Associated Party of Sellers or any Third Party.  Except for representations in Section 16.1, Sellers shall not be responsible for any innocent or negligent misrepresentation or failure to investigate the Alaska Interests on the part of Sellers, any Associated Party of Sellers or any Third Party.

4.8

Buyer’s Confidentiality Obligations.

(a)

Except as set forth in Section 18.8, Buyer will keep confidential all information concerning the Alaska Interests (including the Tangible Assets), as set forth in the Confidentiality Agreement.

(b)

In the event of termination of this Agreement, Buyer shall promptly, and in any event within five days of such termination, (i) return to Sellers all documentation or other information concerning the Alaska Interests or otherwise pursuant to or in connection with this Agreement, that it obtained from Sellers or any Associated Party of Sellers or CIPL, (ii) destroy all of its work papers and analyses that incorporate the information, and (iii) be subject to these confidentiality obligations for five years after the Execution Date, all in accordance with the Confidentiality Agreement. However, if the Alaska Interests Closing occurs, then Buyer’s confidentiality obligations under this Section 4.8 with respect to the Alaska Interests will not survive the Alaska Interests Closing.

ARTICLE 5
DESCRIPTION AND OTHER ERRORS

If either Party determines, either before or within 30 days after the Alaska Interests Closing, that the description of an Alaska Interest is incorrect or that certain Alaska Interests were erroneously included in or erroneously excluded from the respective definitions thereof, other sales information or any conveyancing instruments, then Sellers and Buyer shall meet and use their respective commercially reasonable efforts to resolve the error without need of further consideration, and shall, as applicable, execute and deliver, or use commercially reasonable efforts to cause to be executed and delivered, such other instruments of conveyance and take such other actions as either Party reasonably may request in connection therewith. If the Parties cannot resolve any such purported error within 15 days of the commencement of negotiations, then the issue will be submitted to the Bankruptcy Court for resolution.

ARTICLE 6
CERTAIN COVENANTS BETWEEN EXECUTION DATE AND CLOSING

6.1

Assumption of Contracts and Leases; Payment of Cure Amounts.

(a)

Sellers and Buyer recognize that the list of Contracts set forth on Exhibit B may not be complete, and agree to cooperate in the continuing evaluation of the contracts, leases and other documents of Sellers that affect the Alaska Interests to determine the complete list of Contracts.  Seller retains the right to edit or modify Exhibit A with the advise and consent of Buyer and regulatory agencies at any time prior to the Alaska Interests Closing in order to facilitate timely submission and approval of Lease and overriding royalty interest assignments.  If and to the extent the parties agree prior to the Closing that additional oil, gas and mineral leases, assignments, subleases, farmout agreements, unit agreements, joint operating agreements, pooling agreements, letter agreements, easements, rights-of-way, gathering and transportation agreements, obligations and other agreements, in each case to the extent that Sellers are parties (or as such agreements are otherwise binding upon Sellers) and that concern or pertain to the Alaska Interests (each of the foregoing, but expressly excluding any agreement that constitutes an Excluded Item, a “Related Agreement” and collectively, the “Related Agreements”) should expressly be assigned to and assumed by Buyer, the parties shall list such Related Agreements on Schedule 5, and such Related Agreements shall be treated in the same manner as are Contracts under this Agreement.  Obligations due to the counterparty of any Contract or Lease as to which Contract or Lease the Sale Order authorizes assignment to Buyer, as determined by the Bankruptcy Court pursuant to Section 365 of the Bankruptcy Code, including without limitation all amounts set forth in Schedule 1 (“Cure Amounts”), shall be paid by Buyer to Sellers at the Alaska Interests Closing. Except for their obligation to remit Cure Amounts pursuant to Section 6.1(c), Sellers shall have no liability for Cure Amounts.

(b)

At the Alaska Interests Closing and to the extent approved by the Sale Order, the Parties will execute and deliver all documents necessary for Buyer to assume the Contracts and Leases, and Buyer shall assume all of Sellers’ obligations and liabilities under the Contracts and Leases.  Buyer’s obligations shall apply to all Contracts, whether or not recorded.

(c)

At or as soon as practicable following the Alaska Interests Closing, to the extent not previously remitted to counterparties, Sellers shall remit directly to each counterparty as set forth in Schedule 1 all Cure Amounts paid by Buyer to Sellers.

(d)

(i) To the extent any of the Contracts or Leases constitutes an executory contract or an unexpired lease under Section 365 of the Bankruptcy Code, such Contracts or Leases shall be deemed assumed by the applicable Seller and assigned by such Seller to Buyer pursuant to Section 365 of the Bankruptcy Code; and (ii) to the extent any of the Contracts or Leases do not constitute an executory contract or unexpired lease subject to assumption and assignment under Section 365 of the Bankruptcy Code, then the rights and obligations under such Contract or Lease shall be transferred to Buyer as part of the sale of the Alaska Interests with such rights and obligations being expressly assumed by Buyer.

6.2

Third Party Notifications and Regulatory Approvals for the Alaska Interests.

(a)

Buyer acknowledges that the sale of the Alaska Interests may require the providing of notice to, and Consent of, lessors, joint interest owners, farmors, sublessors, assignors, grantors, parties to agreements, Governmental Entities having jurisdiction (including a borough, municipality, city, or village in the State of Alaska, the State of Alaska, Department of Natural Resources, Division of Oil & Gas, the United States Bureau of Land Management, the Regulatory Commission of Alaska, the United States Environmental Protection Agency, the Alaska Oil and Gas Conservation Commission, the United States Department of the Interior, Bureau of Indian Affairs, the Federal Communications Commission, the State of Alaska, Department of Natural Resources, Mental Health Trust Land Office and the Regulatory Commission of Alaska), or any other Third Party.

(b)

Buyer acknowledges that it is and shall be solely responsible for obtaining all Consents applicable to the sale of the Alaska Interests from any Governmental Entities having jurisdiction (including a borough, municipality, city, or village in the State of Alaska, the State of Alaska, Department of Natural Resources, Division of Oil & Gas, the United States Bureau of Land Management, the Regulatory Commission of Alaska, the United States Environmental Protection Agency, the Alaska Oil and Gas Conservation Commission, the United States Department of the Interior, Bureau of Indian Affairs, the Federal Communications Commission, the State of Alaska, Department of Natural Resources, Mental Health Trust Land Office and the Regulatory Commission of Alaska). At least one Business Day prior to the hearing at which the Sale Order is anticipated to be conditionally approved, Buyer shall furnish Sellers with copies, or other acceptable proof, of the granting or receipt of (1) Buyer’s qualification to do business in Alaska as reflected by a Department of Commerce Good Standing Certificate, (2) Buyer’s qualification certificate or card; incumbency certificate, contact list and Power of Attorney from the Department of Natural Resources; (3) Buyer’s completed Mental Health Trust

Questionnaire as required by the Trust Lands Office; (4) Buyer’s qualification certificate or card from the Bureau of Land Management; and (5) the Successor Operator Approval.

(c)

If Buyer does not furnish Sellers with all Consents applicable to the sale of the Alaska Interests from any Governmental Entities having jurisdiction (including a borough, municipality, city, or village in the State of Alaska, the State of Alaska, Department of Natural Resources, Division of Oil & Gas, the United States Bureau of Land Management, the Regulatory Commission of Alaska, the United States Environmental Protection Agency, the Alaska Oil and Gas Conservation Commission, and State of Alaska, Department of Natural Resources, Mental Health Trust Land Office) at least one Business Day prior to the hearing at which the Sale Order is anticipated to conditionally approved, then Sellers may, at their option, elect to (i) delay the Alaska Interests Closing as to any or all of the Alaska Interests, with no charge to either Party for the delay, to permit Buyer to obtain the Consents; or (ii) waive the condition set forth in Section 7.3(c) and proceed with the Alaska Interests Closing without all Consents.

(d)

Sellers shall reasonably cooperate with Buyer at Buyer’s expense in obtaining all Consents.

6.3

Payment of Deposit and Segregation of Alaska Interests Purchase Price.

(a)

Prior to Buyer’s execution of this Agreement, Buyer caused $250,000 to be deposited into an account for the benefit of Sellers, to serve as a deposit with respect to the Alaska Interests Purchase Price (“Alaska Interests Deposit”).  The Alaska Interests Deposit is non-refundable except as specifically set forth in the Deposit Agreement between PEAO and Buyer.  At the Alaska Interests Closing, the Alaska Interests Deposit shall be applied to the Preliminary Alaska Interests Purchase Price.

(b)

No later than 1:00 p.m. Pacific time on the Business Day prior to the hearing at which the Sale Order is anticipated to be approved, Buyer will (x) cause to be deposited into Buyer’s attorney’s trust account immediately available U.S. dollars equal to the difference between (i) the sum of the Alaska Interests Purchase Price and the Cure Amounts and (ii) the Alaska Interests Deposit, and (y) provide Sellers with written evidence of such deposit having been made.  Such funds shall remain in the trust account until transferred to Sellers at the Alaska Interests Closing or until termination of this Agreement pursuant to Article 9.

6.4

Conduct of Business Pending the Alaska Interests Closing.

(a)

Subject in all respects to the requirements and restrictions of, or as may result from or relate to, the Bankruptcy Case and orders entered therein, the Credit Agreements, or specific terms of either this Agreement or that certain letter agreement dated November 5, 2009, as amended on or about the date of this Agreement, between PERL, on the one hand, and Donkel Oil & Gas, LLC and Daniel K. Donkel, on the other hand (which letter agreement is proposed to be attached as Exhibit A to the Sale Order), from the Execution Date to the Alaska Interests Closing Date, except as provided herein or as otherwise consented to in writing by Buyer, Sellers, on a joint and several basis, will:

(i)

not act in any manner with respect to the Properties other than in the normal, usual and customary manner, consistent with prior practice (including paying or causing to be paid all associated costs and expenses, and meant to preserve intact the business and Properties and associated goodwill);

(ii)

except as referenced in Exhibit A, not dispose of or relinquish any of the Properties (other than sales of Oil and Gas in the ordinary course; the disposition of used, surplus or obsolete Tangible Assets; relinquishment resulting from the expiration of a non-producing Lease; and the abandonment of a Lease not operated by Sellers or their Affiliated Parties);

(iii)

not waive, compromise or settle, or violate, breach or default under, any material right or Claim included in the Properties;

(iv)

not make or enter into an agreement to make, terminate or amend an agreement for capital expenditures or workover expenditures with respect to the Properties, except as required by Applicable Law or when required by an emergency when there shall have been insufficient time to obtain advance consent (provided, that Sellers will promptly notify Buyer of any such emergency expenditures);

(v)

not incur Liabilities with respect to the Properties for which Buyer would be responsible after the Alaska Interests Closing, other than transactions in the normal, usual and customary manner, of a nature and in an amount consistent with past practices employed by Sellers with respect to the Properties;

(vi)

not take any affirmative action that would result in any of the Properties becoming subject to any new encumbrances;

(vii)

not cancel any financial indebtedness owed to Sellers that is fairly attributable to the Properties for the period of time on or after the Effective Time, except for indebtedness owed from any Affiliate of Sellers to Sellers;

(viii)

not, except as otherwise provided in this Agreement, amend or terminate, or violate, breach, or default under, any Contract;

(ix)

use commercially reasonable efforts to preserve relationships with each Third Party having material business dealings with respect to the Properties;

(x)

pay all taxes and assessments with respect to the Properties that become due and payable prior to the Effective Time; and

(xi)

comply in all material respects with all Applicable Laws.

(b)

Notwithstanding anything in Section 6.4(a) or elsewhere in this Agreement to the contrary, from and after the Execution Date, neither Seller shall have any obligation to repair or otherwise perform maintenance on any Tangible Assets.

6.5

Sale Procedures.  The sale procedures regarding the transactions contemplated by this Agreement will be governed by the Sale Order and any other applicable orders entered by the Bankruptcy Court.

ARTICLE 7
ALASKA INTERESTS CLOSING

7.1

Alaska Interests Closing Date.  Subject to the satisfaction of all of the conditions precedent to closing set forth in this Article 7, the purchase and sale of the Alaska Interests contemplated by this Agreement (the “Alaska Interests Closing”) shall take place at 611 Anton Boulevard, 14th Floor, Costa Mesa, California, on the date that the Sale Order becomes effective (“Alaska Interests Closing Date”); provided, however, that the Alaska Interests Closing shall in any event be effective as of the Effective Time.

7.2

Closing Obligations; Deliveries.  At the Alaska Interests Closing the following shall occur:

(a)

Certificate of Buyer.  Buyer shall deliver to Sellers a certificate in form and substance satisfactory to Sellers, effective as of the Alaska Interests Closing Date and executed by Buyer’s duly authorized officer, certifying as to (i) Buyer’s acknowledgement and agreement to the acknowledgements, disclaimers and releases set forth in Section 4.6, (ii) compliance with the conditions set forth in Section 7.3 and (iii) the incumbency and specimen signature of each officer of Buyer executing this Agreement and the other Transaction Documents to which Buyer is or is intended to be a party.

(b)

Certificate of Sellers.  Each Seller shall deliver to Buyer a certificate in form and substance satisfactory to Buyer, effective as of the Alaska Interests Closing Date and executed by such Sellers’ duly authorized officer, certifying as to (i) compliance with the conditions set forth in Section 7.4(a), and (ii) the incumbency and specimen signature of each officer of such Seller executing this Agreement and the other Transaction Documents to which such Seller is or is intended to be a party.

(c)

Assignment and Bill of Sale.  Sellers and Buyer shall execute and deliver counterparts of the Assignment and Bill of Sale. The Assignment and Bill of Sale, when delivered at the Alaska Interests Closing, shall be effective as of the Effective Time, be without warranty of any kind (e.g., title, fitness, condition), and shall restate (or incorporate by reference) the indemnities, releases and waivers contained in this Agreement.

(i)

Exhibit A to this Agreement states Sellers’ interest in the Alaska Interests, to the best of Sellers’ knowledge and belief.  The Assignment and Bill of Sale shall not, however, state or warrant the interests in the Alaska Interests assigned to Buyer.

(ii)

The Parties shall execute and acknowledge any such other instruments reasonably necessary to effectuate the conveyance of the Alaska Interests to Buyer, including without limitation, separate instruments on any officially approved form for the assignment of the Leases and for each Lease, Easement, franchise, license or similar interest issued by a Governmental Entity.

(d)

Letters in Lieu.  Sellers shall prepare and the Parties shall execute letters-in-lieu-of-transfer orders (or other instruments) to give notice of the transactions hereunder to remitters of proceeds from the sale of Oil and Gas production from the Alaska Interests.

(e)

Consents.  Buyer shall deliver to Sellers evidence reasonably satisfactory to Sellers that Buyer has obtained all required Consents required under Section 6.2 related to the sale of the Alaska Interests.

(f)

Financial Security.  Buyer shall deliver to Sellers evidence satisfactory to Sellers of Buyer’s ability to perform fully its financial obligations under this Agreement, together with evidence satisfactory to Sellers that Buyer has otherwise satisfied all requirements of Applicable Law with respect to transfer of ownership and operatorship of the Alaska Interests.

(g)

Payment of Purchase Price and Cure Amounts.  Buyer will pay to Sellers an amount equal to the sum of the Preliminary Alaska Interests Purchase Price and the Cure Amounts, by wire transfer of immediately available funds to an account or accounts specified by Sellers.

(h)

Non-Foreign Affidavit.  PEAO shall execute and deliver to Buyer a Non-Foreign Affidavit in substantially the form attached hereto as Exhibit D.

(i)

Change of Ownership Documentation.  Buyer shall deliver to Sellers evidence reasonably satisfactory to Sellers that Buyer has complied with the requirements of all Applicable Laws relating to the transfer of ownership of the Alaska Interests, including those regarding the assumption of responsibility for the Abandonment Obligations, and each other platform and facility that is included in the applicable Alaska Interests or located on the Property.

(j)

Other Documents.  The Parties shall execute and deliver other documents reasonably required to close the sale of the Alaska Interests and implement the related terms of this Agreement, including assignments, deeds, assumption agreements, additional bills of sale and the like, as well as instruments necessary under operating agreements, plans of unitization and Applicable Laws affecting the Alaska Interests to transfer the Alaska Interests and related obligations from Sellers to Buyer.

(k)

Delivery of Possession.  Sellers shall deliver possession of the Tangible Assets to Buyer at Buyer’s expense as soon as practicable after the Alaska Interests Closing Date.

(l)

Conveyance of Overriding Royalty Interest.  Sellers shall cause:

(A)

PERL to grant, transfer, assign, convey, execute and deliver to Donkel Oil & Gas, LLC in accordance with 11 AAC 82.605(b) and applicable federal regulations, a portion of that certain overriding royalty interest carved out of each Alaska Interest listed on Schedule 6(i) and (ii) (collectively, “PERL ORRI”), previously conveyed to SPCP Group Alaska LLC pursuant to that Conveyance of Overriding Royalty Interest dated effective January 1, 2007 and being assigned to PERL pursuant to that Conveyance of Overriding Royalty Interest dated on or about the date of this Agreement; and

(B)

PEAO to grant, transfer, assign, convey, execute and deliver to Donkel Oil & Gas, LLC in accordance with 11 AAC 82.605(b) and applicable federal regulations, a portion of that certain overriding royalty interest previously carved out of each Alaska Interest listed on Schedule 6(iii) (“PEAO ORRI”); and

(C)

PERL or PEAO, as appropriate, to prepare and, upon request of Sellers, to execute and acknowledge any instruments reasonably necessary to effectuate such conveyance and assignment, and reasonably acceptable to Donkel Oil & Gas, LLC to carry out the intent of Section 7.2(l) and 7.3(j), for the assignment of such overriding royalty interests, in the percentages as follows:

(i)

a one-half of one percent overriding royalty interest on PEAO’s working interest in any and all producing oil and gas leases being acquired by Buyer in Alaska under this Agreement, as more fully described and as set forth in Schedule 6(i) and in the subject transfer document provided for in Section 7.3(j);

(ii)

a one percent overriding royalty interest on PEAO’s working interest in any and all exploration oil and gas leases being acquired by Buyer in Alaska under this Agreement, as more fully described and set forth in Schedule 6(ii) and in the subject transfer document provided for in Section 7.3(j); and

(iii)

a five-tenths of one percent overriding royalty interest owned by PEAO on each of the leases that constitute the Cosmopolitan Unit and Falls Creek, and are being acquired by Buyer under this Agreement, as more fully described and set forth in Schedule 6(iii) and in the subject transfer document provided for in Section 7.3(j).

Such PERL ORRI in (i) and (ii) above and the ORRI Hydrocarbons shall be free and clear of (a) all taxes of any kind (including without limitation ad valorem or property taxes), (b) all costs and expenses associated with acquiring, exploring, developing, maintaining, producing, operating, reworking, recompleting, and remediating the Alaska Interests, (c) all royalties, overriding royalties, production payments, and similar charges burdening the Alaska Interests, and (d) all costs for separating, gathering, compressing, treating, dehydrating, processing or marketing ORRI Hydrocarbons or of transporting ORRI Hydrocarbons to the point of sale in a condition to meet pipeline or transporter specifications and qualifications, except that costs of sale and costs of transportation by third parties including Cook Inlet Pipe Line Company, or any successor, and by any purchaser of hydrocarbons, arising at or after the Effective Time, shall be allowable deductions in computing the PERL ORRI.

Such PERL ORRI in (i) and (ii) above shall not apply to any oil, gas or other minerals that are unavoidably lost in the production thereof or in the compression or transportation of hydrocarbons prior to the applicable point of sale or which are used by Buyer as working interest owner or the operator of any Well for the production of hydrocarbons or for the compression or transportation thereof prior to the applicable point of sale, in each case only to the extent the same are lost or used in the course of operations which are being conducted prudently and in a good and workmanlike manner.

Notwithstanding any provision of this Agreement to the contrary, such PEAO ORRI in (iii) above shall be subject to the terms of that certain Asset Sales Agreement between Forest Alaska Operating LLC and Pioneer Natural Resources Alaska, Inc. dated February 14, 2007 and that certain Overriding Royalty Agreement between Forest Alaska Operating LLC and Pioneer Natural Resources Alaska, Inc. dated February 16, 2007.

It is understood that pursuant to paragraph 31 of the Sale Order, in connection with the conveyance of overriding royalty interests to Donkel Oil & Gas, LLC pursuant to this Section 7.2(l), so long as such conveyances do not constitute an initial separation from the working interest, the State of Alaska shall take no action in accordance with 11 AAC 82.605(b) only with respect to such conveyances.

7.3

Sellers’ Conditions.  The obligations of Sellers to be performed at the Alaska Interests Closing are subject to the satisfaction or waiver in writing by Sellers at or prior to the Alaska Interests Closing, of the following conditions (it being understood that Sellers may not waive Buyer’s compliance with Section 7.3(j)) :

(a)

Representations True; Performance of Obligations.  All representations and warranties of Buyer contained in this Agreement shall be true in all material respects at and as of the Alaska Interests Closing as if such representations and warranties were made at and as of the Alaska Interests Closing, and Buyer shall have performed and satisfied in all material respects all obligations required by this Agreement to be performed and satisfied by it at or prior to the Alaska Interests Closing.

(b)

No Pending Suits.  No suit or other proceeding shall be pending or threatened before any court or Governmental Entity seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the sale of the Alaska Interests or related transactions contemplated by the Agreement.  Without limiting the generality of the foregoing, the pending appeal of Donkel Oil & Gas, LLC and Daniel K. Donkel (District Court Case No. 09-cv-00740-JJF, Docket No. 7) shall have been dismissed in its entirety with prejudice, effective as of the Alaska Interests Closing.  Donkel Oil & Gas, LLC, Daniel K. Donkel, and Sellers or their affiliates, as appropriate, shall have provided to Rutan & Tucker, LLP, no later than 8:00 a.m. Pacific time on the first Business Day following conditional entry of the Sale Order, an originally executed stipulation for entry of an order dismissing the appeal referenced in the preceding sentence, with the understanding that Rutan & Tucker, LLP would deliver such stipulation to Sellers’ bankruptcy counsel for filing in the appropriate court immediately following the satisfaction or waiver of all conditions to the Alaska Interests Closing other than the effectiveness of the filed conditional Sale Order.

(c)

Consents. Each Consent related to the Alaska Interests required under Section 6.2(b) shall have been obtained and shall be in full force and effect.

(d)

Insurance.  No later than the Business Day prior to the Alaska Interests Closing Date, Sellers shall have received certificates, dated as of a date no more than five days prior to such date, from Buyer’s insurers certifying that (i) Buyer has purchased insurance (on a claims made basis) covering Buyer’s ownership and operation of the Tangible Assets and Property in such amounts, and with such deductibles and limits, as is commercially reasonable and (ii) such insurance will be in full force and effect as of the Alaska Interests Closing Date.

(e)

Change of Ownership and Operatorship.  Buyer shall have obtained all regulatory approvals and permits and satisfied all requirements of financial security to own and operate the Alaska Interests.

(f)

Additional Documents.  Buyer shall have delivered or provided to Sellers all contracts, information, approvals, documents and instruments (i) required to be delivered or provided by Buyer pursuant to this Agreement prior to the Alaska Interests Closing or (ii) as Sellers may have reasonably requested.

(g)

Bankruptcy Court Approval.  The Bankruptcy Court shall have (i) issued the Sale Order in a form reasonably acceptable to the parties, and the Sale Order shall not have been reversed, stayed or vacated and (ii) vacated the Abandonment Order to the extent required for consummation of the sale to Buyer of the Alaska Interests, it being understood that effectiveness of the Sale Order would be conditioned upon the entry of an order dismissing the appeal of Donkel Oil & Gas, LLC and Daniel K. Donkel (District Court Case No. 09-cv-00740-JJF, Docket No. 7) as more fully described in Section 7.3(b).

(h)

Actions.  Buyer shall have taken all actions described in Section 7.2 as being required of Buyer.

(i)

Payment of Cure Amounts. Buyer shall have paid to Sellers all Cure Amounts.

(j)

PERL and PEAO ORRI Conveyances.  To the extent possible, no later than the day after the conditional Sale Order is entered by the Bankruptcy Court but in no event later than at the Alaska Interests Closing, Sellers shall have delivered or caused to be delivered to Rutan & Tucker, LLP, counsel to Sellers, at the address for such counsel listed in Article 17, any and all original duly executed and notarized conveyance of overriding royalty interest or assignment documents pursuant to 11 AAC 82.605(b) and applicable federal regulations from PERL deemed necessary by Sellers to implement and effect the PERL ORRI and PEAO ORRI conveyances required pursuant to Section 7.2(l)

on customarily accepted forms and reasonably acceptable to Donkel Oil & Gas, LLC to carry out the intent and purpose of Section 7.2(l) and Section 7.3(j). It is understood and agreed that Sellers would instruct Rutan & Tucker, LLP to send such documents to Donkel Oil & Gas, LLC upon the effectiveness of the Alaska Interests Closing, for recordation by Donkel Oil & Gas, LLC in the appropriate Alaska recording districts.  If this Agreement is terminated prior to the Alaska Interests Closing, it is understood and agreed that such original conveyance and assignment documents would be destroyed by or at the direction of Sellers.  It is understood that pursuant to paragraph 31 of the Sale Order, in connection with the conveyance of overriding royalty interests to Donkel Oil & Gas, LLC pursuant to Section 7.2(l), as referenced in this Section 7.3(j), so long as such conveyances do not constitute an initial separation from the working interest, the State of Alaska shall take no action in accordance with 11 AAC 82.605(b) only with respect to such conveyances.

7.4

Buyer’s Conditions.  The obligations of Buyer to be performed at the Alaska Interests Closing are subject to the satisfaction or waiver in writing by Buyer at or prior to the Alaska Interests Closing, of the following conditions:

(a)

Representations True; Performance of Obligations  All representations and warranties of Sellers contained in this Agreement regarding the Alaska Interests shall be true in all material respects at and as of the Alaska Interests Closing as if such representations and warranties were made at and as of the Closing, and Sellers shall have performed and satisfied in all material respects all obligations required by this Agreement to be performed and satisfied by them at or prior to the Alaska Interests Closing.

(b)

No Pending Suits.  No suit or other proceeding shall be pending or threatened before any court or Governmental Entity seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the sale of the Alaska Interests or related transactions contemplated by the Agreement.  Without limiting the generality of the foregoing, the pending appeal of Donkel Oil & Gas, LLC and Daniel K. Donkel (District Court Case No. 09-cv-00740-JJF, Docket No. 7) shall have been dismissed in its entirety with prejudice, effective as of the Effective Time.

(c)

Bankruptcy Court Approval.  The Bankruptcy Court shall have (i) issued the Sale Order in a form reasonably acceptable to the parties, and the Sale Order shall not have been reversed, stayed or vacated and (ii) vacated the Abandonment Order to the extent required for consummation of the sale to Buyer of the Alaska Interests, it being understood that the effectiveness of the Sale Order would be conditioned upon the entry of an order dismissing the appeal of Donkel Oil & Gas, LLC and Daniel K. Donkel (District Court Case No. 09-cv-00740-JJF, Docket No. 7) as more fully described in Section 7.3(b).

(d)

Actions.  Sellers shall have taken all actions described in Section 7.2 as being required of Sellers.

ARTICLE 8
FINANCIAL ABILITY

No later than Buyer’s execution of this Agreement, Buyer shall provide evidence satisfactory to Sellers that Buyer has cash immediately available at Closing and/or a binding commitment letter from a funding source capable of fulfilling the commitment to provide cash to timely satisfy Buyer’s obligations hereunder.

ARTICLE 9
TERMINATION

9.1

Events of Termination.  This Agreement may be terminated at any time prior to the Alaska Interests Closing:

(a)

by mutual written consent of Buyer and Sellers;

(b)

by Sellers, if the Alaska Interests Closing has not occurred on or before December 10, 2009 through no fault of Buyer;

(c)

by Sellers, if the Alaska Interests Closing has not occurred on or before December 10, 2009 due, in whole or in part, to Buyer’s failure to perform any covenant or obligation contained in this Agreement that is required to be performed by such date (including Buyer’s failure to obtain any Consents that are the responsibility of Buyer);

(d)

by Sellers or Buyer, if the Bankruptcy Court does not enter an order vacating the Abandonment Order to the extent necessary for consummation of the transactions contemplated in this Agreement, or does not enter the Sale Order in a form reasonably acceptable to the parties and which becomes effective, in either case on or before December 10, 2009;

(e)

by Sellers, with written notice to Buyer if there is a material violation or breach by Buyer of any covenant, representation, warranty or obligation contained in this Agreement and such violation or breach has not been waived by Sellers or cured by Buyer within seven days after receipt of written notice thereof from Sellers; provided, however, that with respect to a violation of Buyer’s financial ability covenant contained in Article 8, no notice shall be required and Sellers shall in their sole discretion be permitted to terminate this Agreement immediately upon such violation without permitting Buyer the opportunity to cure; or

(f)

by Buyer, with written notice to Sellers if there is a material violation or breach by Sellers of any covenant, representation, warranty or obligation contained in this Agreement and such violation or breach has not been waived by Buyer or cured by Sellers within seven days after receipt of written notice thereof from Buyer.

9.2

Effect of Termination.

(a)

Liability.  If this Agreement is terminated pursuant to Section 9.1, then subject to Section 9.2(b), such termination shall be without liability to any Party.

(b)

Survival of Confidentiality.  Notwithstanding the termination of this Agreement or any other provision of this Agreement to the contrary, the Confidentiality Agreement shall remain in full force and effect.

ARTICLE 10
CERTAIN OBLIGATIONS AFTER ALASKA INTERESTS CLOSING

After the Alaska Interests Closing, Sellers and Buyer shall each take the following actions:

10.1

Filing and Recording.  Sellers will decide which Party will file or record the conveyance documents in the appropriate governmental records. The recording Party will provide either the original or photocopies of the filed or recorded document, including the recording data, as agreed to by the Parties, to the non-recording Party. Buyer shall reimburse Sellers for the filing, recording, and other reasonable fees that Sellers incur if Sellers file or record the documents.

10.2

Copies.  If originals or the last-remaining copies of any data or Records are provided to Buyer, Sellers may have access to them at reasonable times and upon reasonable notice during regular business hours for as long as any Alaska Interests are in effect after the Effective Time (or until all of the Abandonment Obligations have been fully satisfied and discharged or a longer period if required by Applicable Law). Sellers may, during this period and at their expense, make copies of the data and records pursuant to a reasonable request. Without limiting the generality of the two preceding sentences, for as long as any Alaska Interests are in effect after the Effective Time (or until all of the Abandonment Obligations have been fully satisfied and discharged or for a longer period if required by Applicable Law), Buyer may not destroy or give up possession of any original or last-remaining copy of the data or Records without first offering Sellers the opportunity, at Sellers’ expense, to obtain the original or a copy. After this period expires, Buyer must offer to deliver the data and Records (or copies) to Sellers, at Sellers’ expense, before giving up possession or destroying them.

10.3

Further Assurances.  Buyer and Sellers each shall, from time to time after the Alaska Interests Closing and upon reasonable request from the other Parties, Donkel Oil & Gas, LLC and Daniel K. Donkel, execute, acknowledge and deliver in proper form any conveyance, assignment, transfer or other instrument reasonably necessary to accomplish the sale of Alaska Interests and related obligations contemplated by this Agreement (including the conveyances set forth in Section 7.2(l) and the correction of scrivener’s errors in the preparation of documents delivered at the Alaska Interests Closing).

10.4

Post-Closing Consents.

(a)

If the Alaska Interests Closing occurs without all necessary Consents, Buyer shall use its best efforts and proceed diligently after the Alaska Interests Closing to obtain and promptly provide evidence of such Consents to Sellers.

(b)

From and after the Effective Time, Buyer will be responsible for all amounts due under any Contract, including the Related Agreements, related to all or any portion of the Alaska Interests, regardless of whether such Contract requires approval for assignment.

10.5

Buyer’s Compliance.  From and after the Alaska Interests Closing, Buyer shall comply with (a) all Applicable Laws applicable to Buyer’s ownership or operation of the Alaska Interests, and (b) all Contracts, in either case insofar as they concern or pertain to the Alaska Interests.  Buyer shall comply with all Applicable Laws applicable to Buyer’s operatorship of the Alaska Interests.

10.6

Allocation of Proceeds, Costs and Expenses.

(a)

All proceeds, receipts, reimbursements, receivables, credits and income attributable to the Alaska Interests, including proceeds from the sale of Oil and Gas production but excluding all Oil and Gas in pipelines or in tanks (including in storage, line fill and tank bottoms, other than Oil and Gas held by CIPL for the account of Sellers) at the Effective Time, to the extent accruing during the period prior to the Effective Time, shall be for the account of Sellers.

(b)

All proceeds, receipts, reimbursements, receivables, credits and income fairly attributable to the Alaska Interests, to the extent accruing during the period from and after the Effective Time, together with all Oil and Gas in pipelines or in tanks (including in storage, line fill and tank bottoms, other than Oil and Gas held by CIPL for the account of Sellers) at the Effective Time, shall be for the account of Buyer. Notwithstanding the foregoing, for accounts pertaining to the Alaska Interests held by Sellers in suspense or escrow at the Effective Time, Buyer will pay in full the royalty accounts, if any, that were suspended because the amount due is less than the statutory minimum for payment and, as to all other such accounts, shall retain the funds in the RDI Account and will disburse the funds from time to time after the Alaska Interests Closing upon proof satisfactory to Buyer that the money is due to the Person claiming it.

(c)

Except as otherwise provided in this Agreement and subject to the Alaska Interests Purchase Price adjustments in Section 3.2 and Section 3.3, Sellers will be responsible for handling all invoices and making all payments and disbursements before the Alaska Interests Closing Date and Buyer will be responsible for handling all invoices and making all payments and disbursements on or after the Alaska Interests Closing Date.

10.7

Plugging and Abandoning Wells and Platforms; Remediation; Security for Buyer’s Obligations.

(a)

Buyer recognizes, assumes and covenants to either timely perform and accomplish properly, or cause to be timely performed and accomplished properly, in accordance with Applicable Law and the Contracts, all of Sellers’ obligations to plug, abandon, decommission, restore and remediate the Alaska Interests (including the Tangible Assets), whether arising before, on or after the Effective Time, including without limitation, obligations, as applicable, to:

(i)

obtain plugging exceptions in operator’s name for each Well with a current plugging exception, or permanently plug and abandon the Well;

(ii)

plug, abandon, and if necessary, reabandon each Well;

(iii)

remove all equipment and facilities, including flowlines, pipelines, and platforms;

(iv)

close all pits; and

(v)

restore and remediate the surface, subsurface, seabed and offshore sites associated with the Tangible Assets and the Properties (all of the foregoing in this Section 10.7(a), “Abandonment Obligations”).

(b)

Buyer will pay all costs and expenses associated with the obligations assumed under Section 10.7(a). At least one Business Day prior to the Alaska Interests Closing Date, Buyer shall deliver documentation satisfactory to Sellers that Buyer has satisfied all necessary requirements and acquired all necessary approvals required by any Governmental Entity or Third Party in order to own and, where applicable, operate the Alaska Interests.  Upon consummation of the Alaska Interests Closing following delivery to Sellers of such satisfactory documentation of approvals as provided in the preceding sentence, the cash funds of Sellers posted to satisfy such performance obligations identified on Schedule 3 shall be transferred to the appropriate account of such Governmental Entity or Third Party on behalf of Buyer in order that Sellers shall have no further obligations under such performance obligations subsequent to the Effective Time.  In the alternative, if Buyer is required to provide its own cash funds for any particular performance obligation listed on Schedule 3, and Sellers receive a refund of Sellers’ cash funds, then Sellers shall immediately remit such cash funds to Buyer, whether or not Buyer’s cash funds are of greater or lesser amount.

10.8

Preliminary Settlement Statement.  Sellers will prepare, in accordance with this Agreement, a statement (“Preliminary Settlement Statement”), and deliver a copy to Buyer no later than two days prior to the hearing at which the Sale Order is anticipated to be approved, setting forth each adjustment to the Alaska Interests Purchase Price they anticipate to be appropriate as of the Alaska Interests Closing Date to determine the Preliminary Alaska Interests Purchase Price and showing the calculation of such adjustments in accordance with Article 3. Immediately upon receipt of the Preliminary Settlement Statement, Buyer will review such statement and provide written notice to Sellers of Buyer’s objection, if any, to any item on the Preliminary Settlement Statement. Buyer’s notice will clearly identify the item(s) objected to and the reasons and support for the objection(s). The Parties shall attempt to agree on the amount of the Preliminary Alaska Interests Purchase Price to be paid at the Alaska Interests Closing no later than one Business Day prior to the hearing at which the Sale Order is anticipated to be conditionally approved.  If the Parties do not agree by that date, the arithmetic average of Sellers’ and Buyer’s respective good faith estimates shall be used to determine the adjustments to the Preliminary Alaska Interests Purchase Price. If Buyer does not provide written objection(s) on or before the Business Day prior to the hearing at which the Sale Order is anticipated to be conditionally approved, then the Parties will treat the Preliminary Settlement Statement as correct for purposes of determining the Preliminary Alaska Interests Purchase Price.

10.9

Final Settlement Statement.

(a)

Determination of Final Alaska Interests Purchase Price.  After the Alaska Interests Closing, Sellers will prepare, in accordance with this Agreement, a statement (“Final Settlement Statement”), and deliver a copy to Buyer no later than 30 days after the Alaska Interests Closing Date, setting forth its determination of each adjustment to the Alaska Interests Purchase Price but excluding any amounts paid by the Parties under Section 10.10 and Section 10.11, and showing the calculation of such adjustments in accordance with Article 3. Buyer will have five days after receipt of the Final Settlement Statement to review such statement and to provide written notice to Sellers of Buyer’s objection to any item on the statement. Buyer’s notice will clearly identify the item(s) objected to and the reasons and support for the objection(s). If Buyer does not provide written objection(s) within the five-day period, the Parties will treat the Final Settlement Statement as correct and the Final Alaska Interests Purchase Price will not be subject to further adjustment. If Buyer provides written objection(s) within the five-day period, the Parties will treat the Final Settlement Statement as correct with respect to the items not objected to, and Buyer and Sellers will meet to negotiate and resolve the objections within three days of Sellers’ receipt of Buyer’s objections. If the Parties agree on all objections, the Parties will treat the adjusted Final Settlement Statement as agreed upon by the Parties as correct and the Final Alaska Interests Purchase Price will not be subject to further adjustment. Any items not agreed to at the end of such three-day period may, upon either Sellers’ or Buyer’s written request, be submitted to the Bankruptcy Court for resolution.

(b)

Payment of Final Alaska Interests Purchase Price.  If the Final Alaska Interests Purchase Price is more than the Preliminary Alaska Interests Purchase Price, Buyer will pay such difference to Sellers via wire transfer to an account or accounts specified by Sellers, in immediately available funds, within two Business Days after the Final Settlement Statement has been agreed to by the Parties or determined by the Bankruptcy Court, as applicable.  If the Final Alaska Interests Purchase Price is less than the Preliminary Alaska Interests Purchase Price, Sellers will (subject to Section 3.3(c)) pay such difference to Buyer via wire transfer to an account specified by Buyer, in immediately available funds, within two Business Days after the Final Settlement Statement has been agreed to by the Parties or as determined by the Bankruptcy Court, as applicable.

10.10

Post-Closing Revenues.  Except as expressly provided otherwise in this Agreement, Buyer shall pay to Sellers any and all amounts received after the Alaska Interests Closing by Buyer (to the extent not accounted for in the Preliminary Settlement Statement or the Final Settlement Statement) that are attributable to the ownership of the Alaska Interests prior to the Effective Time. Except as expressly provided otherwise in this Agreement, Sellers shall pay to Buyer any and all amounts received after the Alaska Interests Closing by Sellers (to the extent not accounted for in the Preliminary Settlement Statement or the Final Settlement Statement) that are attributable to the ownership of the Alaska Interests on or after the Effective Time. The Party responsible for a payment required under this Section 10.10 shall pay the Party entitled to receive payment within ten Business Days after the end of the month in which such amounts were received by the Party responsible for payment and no further adjustments shall be made with respect to such amounts in the Final Settlement Statement.

10.11

Post-Closing Expenses.  Except as expressly provided otherwise in this Agreement, Sellers shall reimburse Buyer for any and all costs and disbursements paid after the Alaska Interests Closing by Buyer during the 30-day period immediately following the Alaska Interests Closing Date (to the extent not accounted for in the Preliminary Settlement Statement or the Final Settlement Statement) that are attributable to the ownership of the Alaska Interests prior to the Effective Time. Except as expressly provided otherwise in this Agreement, Buyer shall reimburse Sellers for any and all costs and expenses paid after the Alaska Interests Closing by Sellers during the 30-day period immediately following the Alaska Interests Closing Date (to the extent not accounted for in the Preliminary Settlement Statement or the Final Settlement Statement) that are attributable to the ownership of the Alaska Interests on or after the Effective Time.  The Party responsible for a payment required under this Section 10.11 shall pay the Party entitled to receive payment within ten Business Days after the end of the month in which such amounts were paid by the other Party, and no further adjustments shall be made with respect to such amounts in the Final Settlement Statement.  For the avoidance of doubt, Sellers shall pay royalties attributable to proceeds for the month of August 2009 so that Buyer will not need to pay those amounts and seek reimbursement from Sellers.

10.12

Audits.  Notwithstanding anything in this Agreement to the contrary, (a) Sellers shall have the right to conduct and participate in audits related to joint operations provided for under any operating or other Contract relating to the Alaska Interests in accordance with the terms thereof to the extent any such audit relates to the period of time prior to the Effective Time, (b) Buyer shall have the right to conduct and participate in audits related to joint operations provided for under any operating or other Contract relating to the Alaska Interests in accordance with the terms thereof to the extent any such audit relates to the period of time on or after the Effective Time, and (c) no audit Claim of Sellers or Buyer related to joint operations under any operating or other Contract relating to the Alaska Interests in accordance with the terms thereof is waived or released by Sellers or Buyer under this Agreement, nor shall any indemnity in this Agreement affect any such audit Claim by Sellers or Buyer related to joint operations under any operating or other Contract relating to the Alaska Interests in accordance with the terms thereof to the extent any such audit relates to the period prior to the Alaska Interests Closing Date.

10.13

Reservation of Claims.  At the Alaska Interests Closing, Sellers shall reserve all Claims, accounts receivable and rights of any kind concerning the Alaska Interests or Properties against any Third Party (to the extent such Claims, accounts receivable and rights would not be a recoupment or setoff against any Assumed Liability), which Claims, accounts receivable or rights accrue before the Effective Time (including those against overriding royalty owners, royalty owners, working-interest owners, and Oil or Gas purchasers), whether discovered before or after the Alaska Interests Closing.

10.14

Post-Closing Conveyance of Overriding Royalty Interests.  After the Alaska Interests Closing, Buyer shall transfer, assign and convey, or cause to be transferred, assigned and conveyed, in the manner and time frame referenced in Section 10.14(c) below, the following overriding royalty interests (“Post-Closing ORRI”) to Donkel Oil & Gas, LLC:

(i)

a one percent overriding royalty interest on Buyer’s working interest in any oil and gas lease that shall be issued, granted or otherwise executed and delivered to Buyer where such lease arises from, or pursuant to, the properties referenced and included in the exploration license listed in Schedule 7(i); and

(ii)

a one percent overriding royalty interest on Buyer’s working interest in the oil and gas leases listed in Schedule 7(ii), provided, that a final judgment in the Point Thomson Unit litigation or decision is entered that rescinds or overturns the termination of the subject leases by Alaska DNR and the leases are reinstated.

(a)

Such Post-Closing ORRI in (i) and (ii) above and the ORRI Hydrocarbons shall be free and clear of (a) all taxes of any kind (including without limitation ad valorem or property taxes), (b) all costs and expenses associated with acquiring, exploring, developing, maintaining, producing, operating, reworking, recompleting, and remediating the Alaska Interests, (c) all royalties, overriding royalties, production payments, and similar charges burdening the Alaska Interests, and (d) all costs for separating, gathering, compressing, treating, dehydrating, processing or marketing ORRI Hydrocarbons or of transporting ORRI Hydrocarbons to the point of sale in a condition to meet pipeline or transporter specifications and qualifications, except that costs of sale and costs of transportation by third parties including Cook Inlet Pipe Line Company, or any successor, and by any purchaser of hydrocarbons, arising at or after the effective date for conveying such Post-Closing ORRI, shall be allowable deductions in computing the Post–Closing ORRI.

(b)

Such Post-Closing ORRI in (i) and (ii) above shall not apply to any oil, gas or other minerals that are unavoidably lost in the production thereof or in the compression or transportation of hydrocarbons prior to the applicable point of sale or which are used by Buyer as working interest owner or the operator of any Well for the production of hydrocarbons or for the compression or transportation thereof prior to the applicable point of sale, in each case only to the extent the same are lost or used in the course of operations which are being conducted prudently and in a good and workmanlike manner.

(c)

In no event later than forty-five (45) days after Buyer receives notice of the issuance of an oil and gas lease in (i) above or entry of final judgment or decision in (ii) above, Buyer shall deliver or caused to be delivered to Donkel Oil & Gas, LLC, at its then address noted on Buyer’s records for receipt of overriding royalties, any and all original duly executed and notarized conveyance of overriding royalty interest or assignment documents necessary to implement and effect the Post-Closing ORRI conveyances on customarily accepted forms and reasonably acceptable to Donkel Oil & Gas, LLC to carry out the intent and purpose of this Section 10.14.

ARTICLE 11
TAXES, COSTS, AND FEES

11.1

Property Taxes.  Property Taxes will be apportioned between Sellers and Buyer as of the Effective Time. Whether the Alaska Interests are valued based on the previous year’s production or any other basis, Buyer is obligated to pay the current year’s ad valorem tax assessment and all subsequent Property Taxes, subject to the following apportionment provisions. The basis of the apportionment will be the assessment for the tax year in which the Effective Time occurs or, if that assessment is not known, then the basis of the apportionment will be the assessment for the previous tax year. Buyer will be responsible for all Property Taxes and interest that are applied to the Alaska Interests retroactively after the Effective Time.

11.2

Production Taxes.  All Production Taxes attributable to the Alaska Interests will be apportioned between the Parties as of the Effective Time.  Sellers will be responsible for paying or withholding all Production Taxes that have accrued before the Effective Time and for filing all statements, returns, and documents pertinent to them.  Buyer will be responsible for paying or withholding all Production Taxes that accrue or are applied retroactively after the Effective Time; for filing all statements, returns, documents incident to them; and for obtaining reimbursements, if any, relating to those taxes.

11.3

Other Taxes.  Buyer will pay all applicable state and local sales taxes, use taxes, gross receipts taxes, business license taxes, other taxes (except taxes imposed on Sellers’ income), and fees from and after the Effective Time. Buyer will pay all state and local taxes, including penalty and interest, if any, assessed after the Effective Time against any Party attributable to periods after the Effective Time with respect to this transaction or, if paid by Sellers, Buyer will promptly reimburse Sellers for amounts paid if related to the period after the Effective Time.  Sellers will pay all applicable state and local sales taxes, use taxes, gross receipts taxes, business license taxes, other taxes (except taxes imposed on Seller’s income), and fees prior to the Effective Time. Buyer will pay all state and local taxes, including penalty and interest, if any, assessed after the Effective Time against any Party attributable to periods prior to the Effective Time with respect to this transaction or, if paid by Buyer, Sellers will promptly reimburse Buyer for amounts paid if related to the period prior to the Effective Time.  Buyer will pay all documentary stamp taxes and documentary transfer taxes.

ARTICLE 12
POST-CLOSING OPERATIONS

If the Alaska Interests Closing occurs, the provisions of this Article 12 shall apply.

12.1

Operation.  As of the Alaska Interests Closing, operation of the Alaska Interests will become the responsibility of Buyer.

12.2

Removal of Signs.  Sellers may either remove their names and signs from any Property, or may require Buyer to do so. If Sellers’ name or signs remain on any Property after the Alaska Interests Closing, Buyer shall (a) remove any remaining signs and references to Sellers promptly, but no later than the time required by Applicable Law or 45 days after the Alaska Interests Closing Date, whichever occurs first, (b) install signs complying with

Applicable Laws, including signs showing Buyer as operator of any Alaska Interests of which it is the operator, and (c) notify Sellers of the removal and installation. Sellers reserve a right of access to any Property after the Alaska Interests Closing to remove their signs and names from all the Property, or to confirm that Buyer has done so. If Sellers remove signs because Buyer has not done so, Sellers will charge its costs to Buyer, and Buyer will pay Sellers’ invoice within 15 days after receipt.

12.3

Risk of Loss.  Unless this Agreement is terminated, the risk of loss for damage to or destruction of the Alaska Interests or any of the Property will pass from Sellers to Buyer as of the Effective Time, INCLUDING DAMAGE OR DESTRUCTION RESULTING IN WHOLE OR IN PART FROM THE NEGLIGENCE OR STRICT LIABILITY OF SELLERS OR THEIR ASSOCIATED PARTIES. Damage to, or destruction of, any of the Alaska Interests or any of the Property will not be cause for Buyer to delay the Alaska Interests Closing or terminate this Agreement.

ARTICLE 13
EMPLOYEES AND PERSONNEL

13.1

Offers of Employment.

(a)

Buyer may select and offer employment with Buyer to all or a portion of those employees of Sellers or PERL who are identified on a list to be provided by Sellers on or before the Alaska Interests Closing Date (the “Prospective Employees”). Buyer’s offers of employment to the selected Prospective Employees shall be made in writing and shall be made during a “Hiring Period” beginning on the date the list of Prospective Employees is provided to Buyer and ending on the Alaska Interests Closing Date. Employment with Buyer is to begin in accordance with all such offers at the Effective Time.  Buyer may require that each Prospective Employee submit a formal application for employment. Buyer shall have no obligation under this Agreement to employ any Prospective Employee. Those Prospective Employees who accept Buyer’s employment offers and become employees of Buyer on the Alaska Interests Closing Date are the “Affected Employees.” Sellers make no representation or warranty, express or implied, regarding the qualifications, capabilities or fitness for duty of any of the Affected Employees. The Prospective Employees who do not become Affected Employees are the “Remaining Employees.” Nothing in this Agreement shall affect Buyer’s right to terminate the employment of any Affected Employee on or after the date he or she becomes an employee of Buyer, with or without cause, or Sellers’ or PERL’s right to terminate the employment of any Prospective Employee or Remaining Employee, before or after the Alaska Interests Closing Date.

(b)

Buyer shall control and be responsible for the process of selecting from the Prospective Employees those Prospective Employees to whom Buyer makes an offer of employment.

(c)

On the Alaska Interests Closing Date, Buyer shall notify Sellers in writing as to the list of Affected Employees.

13.2

WARN Act Indemnification.  Buyer shall indemnify Sellers and each of their Affiliates against all liabilities arising out of the notification or other requirements of the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN Act”) and each comparable law of any state, with respect to the Affected Employees. Sellers shall reasonably cooperate with Buyer in taking all actions necessary to comply with the provisions of the WARN Act.

13.3

General Employee Provisions.

(a)

If any of the arrangements described in this Article 13 are determined by the U.S. Internal Revenue Service or other applicable Governmental Entity, or by a court of competent jurisdiction, to be prohibited by Applicable Law, Sellers and Buyer shall modify such arrangements to as closely as possible retain the intent and economic benefits and burdens of the Parties as reflected herein in a manner which is not prohibited by Applicable Law.

(b)

As soon as reasonably practicable after the Alaska Interests Closing Date, and to the extent required for Buyer to comply with the terms of this Article 13, Sellers will provide to Buyer a list of all Affected Employees’ length of service used under the employee benefit plans or policies of Sellers or their Affiliates as of the Alaska Interests Closing Date.

(c)

If Buyer hires any Remaining Employee within six months after he or she terminates employment with Sellers or PERL, Buyer shall notify Sellers of such event and shall reimburse Sellers or PERL for any severance pay paid by Sellers or PERL to such Remaining Employee immediately after the hire date.

ARTICLE 14
BUYER’S RELEASE, DISCHARGE, AND COVENANT NOT TO SUE;
BUYER’S OBLIGATIONS TO INDEMNIFY, DEFEND,
AND HOLD HARMLESS; DISPUTE RESOLUTION

14.1

Buyer’s Release and Discharge of Sellers and their Associated Parties.  Buyer releases and discharges Sellers and their Associated Parties from each Claim and Liability relating to the Alaska Interests (including the Tangible Assets), the Properties and the transactions contemplated hereby (including all Abandonment Obligations), regardless of when or how the Claim or Liability arose or accrued, or arises or accrues, or whether the Claim or Liability is foreseeable or unforeseeable. BUYER’S RELEASE AND DISCHARGE OF SELLERS AND THEIR ASSOCIATED PARTIES INCLUDE CLAIMS AND LIABILITIES RESULTING IN ANY WAY FROM THE NEGLIGENCE OR STRICT LIABILITY OF SELLERS OR THEIR ASSOCIATED PARTIES, WHETHER THE NEGLIGENCE OR STRICT LIABILITY IS ACTIVE, PASSIVE, JOINT, OR CONCURRENT. The only exception to Buyer’s release and discharge of Sellers and their Associated Parties is stated in Section 14.4(c), and the release and discharge are binding on Buyer and its successors and assigns.

14.2

Buyer’s Covenant Not to Sue Sellers or their Associated Parties.  Buyer covenants not to sue Sellers or their Associated Parties with regard to any Claim or Liability relating to the Alaska Interests (including the Tangible Assets), the Properties, and the transactions contemplated hereby (including any Abandonment Obligations), regardless of when or how the Claim or Liability arose or accrued, or arises or accrues, or whether the Claim or Liability is foreseeable or unforeseeable. BUYER’S COVENANT NOT TO SUE SELLERS OR THEIR ASSOCIATED PARTIES INCLUDES CLAIMS AND LIABILITIES RESULTING IN ANY WAY FROM THE NEGLIGENCE OR STRICT LIABILITY OF SELLERS OR THEIR ASSOCIATED PARTIES, WHETHER THE NEGLIGENCE OR STRICT LIABILITY IS ACTIVE, PASSIVE, JOINT, OR CONCURRENT. The only exception to Buyer’s covenant not to sue Sellers or their Associated Parties is stated in Section 14.4(c), and the covenant is binding on Buyer and its successors and assigns.

14.3

Buyer’s Obligations to Indemnify, Defend, and Hold Sellers and their Associated Parties Harmless.  Buyer will indemnify, defend, and hold harmless Sellers and their Associated Parties for, and will pay to Sellers the amount of, each Claim and Liability relating to, arising, directly or indirectly, from or in connection with:

(a)

any breach of any representation or warranty made by Buyer in this Agreement, the Assignment and Bill of Sale or any other certificate or document delivered by Buyer pursuant to this Agreement;

(b)

any breach by Buyer of any covenant or obligation of Buyer in this Agreement, the Assignment and Bill of Sale or any other certificate or document delivered by Buyer pursuant to this Agreement; and

(c)

the Alaska Interests (including the Tangible Assets), the Properties, and the transactions contemplated hereby (including all Abandonment Obligations),

regardless of when or how the Claim or Liability arose or accrued, or arises or accrues, or whether the Claim or Liability is foreseeable or unforeseeable. BUYER’S OBLIGATIONS TO INDEMNIFY, DEFEND, AND HOLD SELLERS AND THEIR ASSOCIATED PARTIES HARMLESS INCLUDE CLAIMS AND LIABILITIES RESULTING IN ANY WAY FROM THE NEGLIGENCE OR STRICT LIABILITY OF SELLERS OR THEIR ASSOCIATED PARTIES, WHETHER THE NEGLIGENCE OR STRICT LIABILITY IS ACTIVE, PASSIVE, JOINT, OR CONCURRENT. The only exception to Buyer’s obligations to indemnify, defend, and hold Sellers and their Associated Parties harmless is stated in Section 14.4(c), and the obligations are binding on Buyer and its successors and assigns.

14.4

Buyer’s Obligations.

(a)

In each instance of Buyer’s obligations to release, discharge, indemnify, defend, and hold Sellers and their Associated Parties harmless and its covenant not to sue Sellers or their Associated Parties, the Claims and Liabilities subject to the obligations include the following:

(i)

the ownership of the Alaska Interests by Sellers, PERL or their respective Associated Parties, the operation of the Tangible Assets, Alaska

Interests and the Properties by Sellers, PERL or their respective Associated Parties, and the acts or omissions of Sellers, PERL or their respective Associated Parties in connection with the Alaska Interests, the Properties or the Contracts, whether arising or accruing before or after the Effective Time.

(ii)

the ownership of the Alaska Interests by Buyer, the operation of the Alaska Interests, Tangible Assets and the Properties by Buyer or its Associated Parties, and the acts or omissions of Buyer or its Associated Parties in connection with the Alaska Interests, the Properties or under this Agreement or the Contracts, whether arising or accruing before or after the Effective Time.

(iii)

the acts or omissions of any Third Party relating to the Properties or the Alaska Interests.

(b)

Buyer’s obligations under this Agreement to release, discharge, indemnify, defend, and hold Sellers and their Associated Parties harmless and its covenant not to sue Sellers or their Associated Parties include Claims and Liabilities arising in any manner from the Assumed Liabilities and the following:

(i)

the review, inspection and assessment of the Alaska Interests and the Property by Buyer and its Associated Parties;

(ii)

any error in describing the Alaska Interests or the Property, or any error in the conveyance instruments;

(iii)

rights and obligations of the Parties or any Third Party under the Contracts;

(iv)

closing without a Consent;

(v)

failure by any Third Party to approve or consent to any aspect of this transaction;

(vi)

obligations to plug and abandon Wells, pipelines and platforms and remediate the Tangible Assets and the Properties;

(vii)

payment of Real Property Taxes or other taxes applicable to any of the Alaska Interests and any Property;

(viii)

payments or disbursements paid or payable by Sellers or Buyer to any Third Party;

(ix)

a physical or environmental condition relating to the Tangible Assets or any Property, including Claims and Environmental Liabilities, or failure to comply with the Environmental Laws;

(x)

remediation activities, including damages incurred by Buyer or its Associated Parties during or arising from remediation activities;

(xi)

lawsuits filed before the Effective Time, but amended after the Effective Time to include the Alaska Interests or Property or Sellers’ ownership of or activities regarding the Alaska Interests or Property; and

(xii)

obligations to inspect or to repair or recondition any of the Alaska Interests or Property.

(c)

Buyer’s obligations to indemnify, defend, and hold Sellers and their Associated Parties harmless do not apply, however, to:

(i)

Claims or Liabilities with respect to the Alaska Interests or the Properties that result from a judgment rendered or settlement reached in a lawsuit filed before the Effective Time, but only to the extent that acts or omissions that gave rise to the cause of action are attributable to the conduct or operation or ownership of Sellers or their Associated Parties before the Effective Time;

(ii)

Claims that Sellers breached this Agreement or the Transaction Documents;

(iii)

Claims arising solely from the Excluded Liabilities; or

(iv)

Claims arising solely from alleged criminal conduct or fraud of Sellers or Sellers’ Associated Parties.

14.5

Buyer’s Duty to Defend.  Buyer acknowledges that its obligations to indemnify, defend, and hold Sellers and their Associated Parties harmless under this Agreement include obligations to pay the attorneys’ fees and court and other costs incurred by Sellers and their Associated Parties in defending all Claims. As to each Claim and Liability, Sellers, at their sole option, may elect to (a) manage their own defense, in which event Buyer shall reimburse Sellers and their Associated Parties for all attorneys’ fees and court and other costs reasonably incurred in defending a Claim, upon delivery to Buyer of invoices for these fees and costs; or (b) tender its defense as to any Claim to Buyer, in which event Buyer will be responsible for all aspects of defending the Claim at issue and resulting Liabilities.

14.6

Dispute Resolution.  Any and all disputes between the Parties relating to, arising out of, in connection with, or attributable to this Agreement, including this Article 14 and the Sale Order, shall be submitted to the Bankruptcy Court for resolution.  Any decision of the Bankruptcy Court regarding this Agreement shall be conclusive and will be binding on the Parties and their respective successors and assigns, subject to any rights to rehearing, appeal or certiorari.

14.7

Retroactive Effect.  In addition to the assumption of liabilities and releases and indemnities in the Agreement applicable to times from and after the Execution Date, Buyer acknowledges that its obligations to release, discharge, defend, and hold Sellers and their Associated Parties harmless and its covenant not to sue Sellers or their Associated Parties apply to matters occurring or arising before the Execution Date to the extent provided in this Agreement.

14.8

Inducement to Sellers.  BUYER ACKNOWLEDGES THAT IT HAS EVALUATED ITS OBLIGATIONS UNDER THIS ARTICLE 14 BEFORE IT DETERMINED AND SUBMITTED ITS OFFER TO PURCHASE THE ALASKA INTERESTS AND THAT ITS ASSUMPTION OF THESE OBLIGATIONS IS A MATERIAL INDUCEMENT TO SELLERS TO ENTER INTO THIS AGREEMENT WITH, AND CLOSE THE SALES OF THE ALASKA INTERESTS HEREUNDER.

ARTICLE 15
ENVIRONMENTAL MATTERS

15.1

Buyer’s Acknowledgment Concerning Possible Contamination of the Tangible Assets and the Properties.  Buyer is aware that the Tangible Assets and the Property have been used for exploration, development, production, processing and transportation of Oil and Gas and that there may be petroleum, produced water, wastes, or other materials located on or under the Properties or associated with the Alaska Interests. Equipment and sites included in the Tangible Assets or the Properties may contain asbestos, hazardous substances, or NORM. NORM may affix or attach itself to the inside of Wells, materials, and equipment as scale, or in other forms; the Wells, materials, and equipment located on the Properties or included in the Alaska Interests may contain NORM and other wastes or hazardous substances; and NORM-containing material and other wastes or hazardous substances may have been buried, come in contact with the soil, or otherwise been disposed of on the Properties. Special procedures may be required for the remediation, removal, transportation, or disposal of wastes, asbestos, hazardous substances, and NORM from the Tangible Assets and the Properties.  Buyer is aware that it may be strictly liable under Alaska Statute §46.03.822 for any hazardous substances that may or have been released on or from the Tangible Assets or the Properties.

BUYER WILL ASSUME ALL LIABILITY FOR THE ASSESSMENT, REMEDIATION, REMOVAL, TRANSPORTATION, AND DISPOSAL OF WASTES, ASBESTOS, HAZARDOUS SUBSTANCES, AND NORM FROM THE ALASKA INTERESTS AND THE PROPERTIES AND ASSOCIATED ACTIVITIES AND WILL CONDUCT THESE ACTIVITIES IN ACCORDANCE WITH ALL APPLICABLE LAWS, INCLUDING THE ENVIRONMENTAL LAWS.

15.2

Disposal of Materials, Substances, and Wastes; Compliance with Law.  Buyer shall store, handle, transport and dispose of or discharge all materials, substances, and wastes from the Alaska Interests, Tangible Assets and the Properties (including produced water, drilling fluids, NORM, and other wastes), whether present before or after the Effective Time, in accordance with Applicable Laws. Buyer shall keep records of the types, amounts, and location of materials, substances, and wastes that are stored, transported, handled, discharged, released, or disposed of onsite and offsite. When any Lease or other lease included in the Alaska Interests terminates or Buyer subsequently transfers any portion of the Alaska Interests, Buyer shall undertake additional testing, assessment, closure, reporting, or remedial action with respect to the Tangible Assets, Alaska Interests or Properties as is necessary to satisfy all local, state, or federal requirements in effect at that time and necessary to restore the Alaska Interests, Properties or Tangible Assets.

ARTICLE 16
REPRESENTATIONS AND WARRANTIES

16.1

Representations by Sellers.  Each Seller represents and warrants to Buyer that subject to (i) approval of the Bankruptcy Court, (ii) the entry and continued effectiveness of the Sale Order and any necessary order vacating the Abandonment Order, and (iii) approval of such Seller’s respective limited liability company members:

(a)

This Agreement and the Transaction Documents to which such Seller is a party have been duly authorized, executed and delivered by such Seller,

(b)

This Agreement constitutes, and the Transaction Documents to which such Seller is a party, when executed and delivered by such Seller will constitute, the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to the general principles of equity and all orders entered or to be entered in the Bankruptcy Case and any related proceedings.

16.2

Representations by Buyer.  Buyer represents and warrants to Sellers as follows:

(a)

Existence. Buyer is a limited liability company duly organized, validly existing and in good standing under the Applicable Laws of the State of Alaska.

(b)

Power, Authorization, Execution.  Buyer has all requisite limited liability company power and authority to execute, deliver, and perform this Agreement and the Transaction Documents to which it is a party and to consummate the transactions contemplated hereunder and thereunder. The execution, delivery, and performance of this Agreement and the Transaction Documents to which Buyer is a party have been duly authorized by all requisite parties, and this Agreement and the Transaction Documents to which it is a party has been duly executed and delivered by Buyer.

(c)

Qualifications and Bonding.  Buyer is now, and, upon and after the Closing, shall continue to be, qualified with all applicable Governmental Entities to own the Alaska Interests. Buyer will obtain and maintain, all necessary bonds, permits and other authorizations required by any Governmental Entity or Third Party in order to own or operate the Alaska Interests including, but not limited to, those bonds identified on Schedule 3.

(d)

Enforceability.  This Agreement constitutes, and the Transaction Documents to which it is a party, when executed and delivered by Buyer will constitute, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar Applicable Laws now or hereafter in effect affecting the enforcement of creditors rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(e)

Non-Contravention.  The execution and delivery by Buyer of this Agreement and the Transaction Documents to which it is a party and the performance by Buyer of the terms hereof and thereof do not conflict with or result in a violation of:

(i)

the Organizational Documents of Buyer, or

(ii)

any material agreement, instrument, order, writ, judgment, or decree to which Buyer is a party or is subject.

(f)

Brokers.  Neither Buyer nor any Affiliate of Buyer has incurred any liability, contingent or otherwise, for broker’s fees, finder’s fees, agent’s commissions, or other similar forms of compensation in connection with this Agreement or any contract or transaction contemplated hereby or thereby for which Sellers shall have any responsibility whatsoever. Buyer releases Sellers and their Associated Parties from, and shall fully protect, indemnify, and defend Sellers and their Associated Parties and hold them harmless from and against, any and all Liabilities relating to, arising out of or connected with, directly or indirectly, commissions, finders’ fees, or other remuneration due to any such agent, broker, or finder claiming by, through, or under Buyer or any Affiliate of Buyer.

(g)

Investigation.  Buyer, for itself and on behalf of its Affiliates, investors, shareholders, directors and officers, represents and warrants that it is knowledgeable of the Oil and Gas business and of the usual and customary practices of producers and operators. Buyer has had access to and an opportunity to inspect all relevant information relating to the Alaska Interests and the Properties, sufficient to enable Buyer to evaluate the merits and risks of its acquisition of the Alaska Interests and the Properties. Buyer has had the opportunity to ask questions and receive answers relating to Alaska Interests and the Properties. In making its decision to enter into this Agreement and to consummate the transactions contemplated herein, Buyer has relied solely upon the representations and warranties made in this Agreement and upon its contractual rights in this Agreement to conduct its own independent, due-diligence investigation of the Alaska Interests and the Properties. ACCORDINGLY, BUYER, FOR ITSELF AND ON BEHALF OF ITS ASSOCIATED PARTIES ACKNOWLEDGES THAT NEITHER SELLERS NOR ANY ASSOCIATED PARTIES OF SELLERS HAVE MADE, AND SELLERS, FOR THEMSELVES AND FOR THEIR RESPECTIVE ASSOCIATED PARTIES, HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY REPRESENTATIONS OR WARRANTIES (OTHER THAN THOSE EXPRESS REPRESENTATIONS AND WARRANTIES MADE IN THIS AGREEMENT), WHETHER EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO THE ALASKA INTERESTS AND THE PROPERTIES.

(h)

Funds Available.  Buyer shall timely meet the deposit requirements of Section 6.3 and the financial ability requirements of Article 8.  In addition, at the Alaska Interests Closing, Buyer shall have sufficient funds to enable Buyer to:

(i)

pay the Alaska Interests Purchase Price, all Assumed Liabilities and all Cure Amounts; and

(ii)

post all bonds and deposits required by the transactions contemplated by this Agreement, including all Governmental Bonds.

(i)

Bankruptcy.  There are no bankruptcy, reorganization or arrangement proceedings pending against, contemplated by, or to the knowledge of Buyer, threatened against Buyer.

(j)

Basis of Buyer’s Decision.  Buyer:

(i)

has reviewed and investigated the Alaska Interests and the Properties to its satisfaction in order to enter into this Agreement;

(ii)

has evaluated the Alaska Interests and the Property to its satisfaction and has made an informed decision, as a prudent and knowledgeable Buyer, to acquire the Alaska Interests;

(iii)

is knowledgeable and experienced in the evaluation, acquisition, and operation of oil and gas properties;

(iv)

has evaluated the merits and risks of purchasing the Alaska Interests and has formed an opinion based solely upon its knowledge and experience and not in reliance on any statements or actions by Sellers or their Associated Parties; and

(v)

is acquiring the Alaska Interests “AS IS, WHERE IS, WITH ALL FAULTS.”

(k)

Material Factor.  Buyer acknowledges that its representations and warranties contained in this Agreement are a material inducement to Sellers to enter into this Agreement with Buyer, and to close the transactions contemplated hereunder.

ARTICLE 17
COMMUNICATIONS

Unless otherwise provided in this Agreement, any notice, request, instruction, correspondence or other document to be given hereunder by either Party to the other shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

If to Sellers:

c/o Pacific Energy Resources Ltd.
Attn:  President
111 W. Ocean Boulevard, Suite 1240
Long Beach, California 90802
Telephone:  (562) 628-1526
Facsimile:  (562) 628-1536

with a copy to:

Rutan & Tucker, LLP
Attn:  Gregg Amber
611 Anton Blvd., Suite 1400
Costa Mesa, California 92626
Telephone:  (714) 641-5100
Facsimile:  (714) 546-9035

and to:

Pachulski Stang Ziehl & Jones LLP
Attn:  Ira D. Kharasch
10100 Santa Monica Blvd., 11th Floor
Los Angeles, California 90067
Telephone:  (310) 277-6910
Facsimile:  (310) 201-0760

If to Buyer:

Cook Inlet Energy, LLC
Attn:  David Hall, CEO
P.O. Box 90834
Anchorage, Alaska 99509
Telephone:  (907) 317-8239
Facsimile:  (907) 334-6735

with a copy to:

Miller Energy Resources

Attn: Scott Boruff, CEO

3651 Baker Highway

Huntsville, Tennessee  37756

Telephone: (423) 663-9457

Facsimile:  (423) 663-9461

and to:

Sullivan Hazeltine Allinson LLC

Attn:  William D. Sullivan

4 East 8th Street, Suite 400

Wilmington, Delaware  19801

Telephone:  (302) 428-8191

Facsimile:  (302) 428-8195

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt.  Notice given by telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours.  Any Party may change any address to which notice is to be given to it by giving Notice as provided above of such change of address.

ARTICLE 18
MISCELLANEOUS

18.1

Entire Agreement.  This Agreement, the Confidentiality Agreement, the Deposit Agreement and the other documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the exhibits and the schedules hereto (collectively, the “Transaction Documents”), (a) constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof except for the Confidentiality Agreement and the Deposit Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Alaska Interests Closing in accordance with its terms; and (b) are not intended to confer upon any other Person any rights or remedies hereunder. Each Party agrees that (i) the other Party (including its agents and representatives) has made no other representation, warranty, covenant or agreement to or with such Party relating to the transactions contemplated hereby other than those expressly set forth in the Transaction Documents, and (ii) such Party has not relied upon any representation, warranty, covenant or agreement relating to the transactions contemplated hereby, other than those referred to in clause (i) above.

18.2

Successors and Assigns; Amendment; Survival.  This Agreement is binding on and inures to the benefit of the Parties and their respective successors, heirs, representatives, and assigns and may be supplemented, altered, amended, modified, or revoked only in writing signed by both Parties. Neither the assignment of this Agreement nor of any Alaska Interests or any part or portion thereof will relieve Buyer of its obligations under this Agreement unless and to the extent Sellers consent in writing to release Buyer, which consent may be withheld for any reason. All of the covenants, agreements, representations and warranties, and indemnities made by each Party contained in this Agreement shall survive the Alaska Interests Closing.

18.3

Exclusive Remedy.  If the Alaska Interests Closing occurs, the express indemnities set forth in this Agreement shall be the exclusive remedies for the Parties for the breach of any representation, warranty or covenant set forth in this Agreement or any Claim arising out of, resulting from or related to the transactions contemplated hereby, and each Party hereby releases, waives and discharges, and covenants not to sue (and shall cause its Associated Parties to release, waive, discharge and covenant not to sue) with respect to, any cause of action not expressly provided for in this Agreement, including Claims under state or federal securities Laws and Claims available at common law, in equity or by statute.

18.4

Choice of Law.  This Agreement and its performance shall be construed in accordance with, and enforced under, the internal laws of the State of Alaska, without regard to choice of law rules of any jurisdiction, including Alaska.

18.5

Assignment.  Neither this Agreement nor the rights and obligations under it may be assigned or delegated by Buyer without Sellers’ prior written consent, which consent may be withheld for any reason, and an attempted assignment or delegation is null and void; provided, however, that Buyer may assign this Agreement to a wholly-owned subsidiary so long as Buyer remains primarily liable for any and all obligations of Buyer hereunder.

18.6

No Admissions.  To the fullest extent permitted by Applicable Laws, including Federal Rule of Civil Procedure Rule 408, neither this Agreement, nor any part of it, nor any performance hereunder, nor any payment of any amount hereunder, shall constitute or may be construed as a finding, evidence of, or an admission or acknowledgment of (a) any liability, fault, past or present wrongdoing, or violation of law, rule, regulation, or policy, by either Sellers or Buyer or their respective Associated Parties or (b) any rights, claims or positions asserted by any Third Party.

18.7

No Third Party Beneficiaries.  The only third party beneficiaries of this Agreement are the Associated Parties of Sellers and solely respect to Article 14. Except as set forth in the immediately preceding sentence, there are no Third Party beneficiaries of this Agreement.

18.8

Public Communications.  Unless provided otherwise in this Agreement, no Party shall make or issue, or cause to be made or issued, any press release or public communication concerning this Agreement or the transactions contemplated by this Agreement without the other Parties’ prior written consent, which consent shall not be unreasonably withheld; provided, however, that, upon giving the other Parties at least 24-hours’ advance notice, any Party (or an Affiliate of such Party) may make or issue, or cause to be made or issued, any press release or public communication as may be required by Applicable Laws or the public disclosure requirements applicable to such Party or any Affiliate of such Party; provided further, however, that prior notice or written consent shall not be required in connection with Sellers’ press release and public disclosures to be made in connection with the Alaska Interests Closing.

18.9

Headings and Titles.  The headings and titles in this Agreement are for guidance and convenience of reference only and do not limit or otherwise affect or interpret the terms or provisions of this Agreement.

18.10

Bulk Transfer Law.  Buyer waives compliance with the provisions of any applicable bulk sales or bulk transfers Law.

18.11

Severability.  The provisions of this Agreement are severable at Sellers’ option.  If a court of competent jurisdiction finds any part of this Agreement to be void, invalid or otherwise unenforceable, then Sellers may decide whether to enforce this Agreement without the void, invalid, or unenforceable parts or to terminate this Agreement.

18.12

Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of which together shall be considered one instrument.

18.13

Not to Be Construed Against the Drafter.  Each Party acknowledges that it has read this Agreement, has had opportunity to review it with an attorney of its choice, and has agreed to all of its terms. Under these circumstances, the Parties agree that the rule of construction that a contract be construed against the drafter may not be applied in interpreting this Agreement.

18.14

No Waiver.  No waiver by either Party of any part of this Agreement shall be deemed to be a waiver of any other part of this Agreement or a waiver of strict performance of the waived part in the future.

18.15

Expenses.  Except as otherwise expressly provided herein, all expenses incurred by each Party in connection with the transaction contemplated herein, including, without limitation, attorney’s fees, are for the account of the Party incurring the same, and the Party incurring such expenses shall defend, indemnify, and hold harmless the other Party from and against such expenses.

18.16

Time of Essence.  Time is of the essence in the performance of this Agreement.

18.17

No Partnership.  Nothing contained in this Agreement shall be deemed to create a joint venture, partnership, tax partnership, or agency relationship between the Parties.

18.18

Foreign Trade Law Compliance.  Both Parties agree that all imports, exports, and re-exports, if any, under this Agreement shall be undertaken in accordance with all Applicable Laws of the United States with respect to foreign trade and export control. Both Parties further agree to fully cooperate in complying with such Applicable Laws and in assisting the other Party with such compliance. If licenses of any kind are required, including United States trade or export licenses, exports/re-exports and/or technology sharing will occur only after such license(s) have been obtained. Buyer shall notify Sellers of any request of a United States Governmental Entity for information, documentation, or data relating to any contract that Buyer has entered into with Sellers. Buyer shall provide responses to requests from a United States Governmental Entity for information, documentation, or data of any kind to such entity promptly upon request. Copies of the responses to a United States Governmental Entity shall be provided to Sellers promptly upon Sellers’ request.

Sellers are relying upon the representations and warranties of Buyer that it shall fully comply with all United States foreign trade and export control laws and regulations including any prohibitions on the transfer or release of products or technology contrary to such Applicable Laws or regulations.

18.19

Rules of Construction.  For purposes of this Agreement:

(a)

Unless the context otherwise requires, (i) “or” is not exclusive; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (iii) words in the singular include the plural and words in the plural include the singular; (iv) words in the masculine include the feminine and words in the feminine include the masculine; (v) any date specified for any action that is not a Business Day shall be deemed to mean the first Business Day after such date; (vi) a reference to a Party includes its successors and permitted assigns; (vii) the word “includes” and its syntactical variants mean “includes, but is not limited to” and corresponding syntactical variants, and the rule ejusdem generis shall not be invoked to restrict or limit the scope of the general term or phrase followed or preceded by an enumeration of particular examples; (viii) the words “hereof,” “herein,” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ix) any reference to dollars shall be a reference to U.S. dollars.

(b)

References in this Agreement to Articles, Parts, Sections, or other subdivisions are, unless otherwise specified, to corresponding Articles, Parts, Sections, or other subdivisions of this Agreement.  Neither the captions to Articles, Parts, Sections, or other subdivisions of this Agreement (including the section headings of this

Section 18.19(b)), nor the Table of Contents, shall be deemed to be a part of this Agreement or this Section 18.19(b).

(c)

All Exhibits and Schedules to this Agreement are hereby incorporated by reference herein, form a part of this Agreement, and shall have the same force and effect as if actually set out in the body of this Agreement.  All references to this Agreement shall include all Exhibits and Schedules, as well as all attachments incorporated herein.  All references in this Agreement to Exhibits and Schedules refer to the Exhibits and Schedules to this Agreement, unless expressly provided otherwise.

(d)

In the event of a conflict between (i) the provisions of this Agreement and (ii) the provisions of any other document, the provisions of this Agreement shall control and prevail as between the Parties.

(e)

References herein to any agreement or other instrument shall, unless the context otherwise requires (or the definition thereof otherwise specifies), be references to the same as it may from time to time be changed, amended, modified, amended and restated, or extended.

(Signature Page Follows)

The Parties have executed this Agreement on the date below their signatures, to be enforceable and binding as of the Execution Date.

Dated:  November ____, 2009

PACIFIC ENERGY ALASKA OPERATING LLC

By: ______________________________________

Name:  Gerry Tywoniuk

Title:  Acting Chief Executive Officer

Dated:  November ____, 2009

PACIFIC ENERGY ALASKA HOLDINGS, LLC

By: ______________________________________

Name:  Gerry Tywoniuk

Title:  Acting Chief Executive Officer

Dated:  November ____, 2009

COOK INLET ENERGY, LLC

By: ______________________________________

Name:  David Hall

Title:  Chief Executive Officer